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                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant         [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       INTEGRATED HEALTH SERVICES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules, 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

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   2) Aggregate number of securities to which transaction applies:

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   3) Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   4) Proposed maximum aggregate value of transaction:

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   5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check  box  if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

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

                       INTEGRATED HEALTH SERVICES, INC.
                            10065 RED RUN BOULEVARD
                         OWINGS MILLS, MARYLAND 21117
                                 (410) 998-8400

                                                                  April 30, 1999

Dear Fellow Stockholder:

     You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 2:00 p.m., on Friday, May 28, 1999, at the Pikesville Hilton Inn, 1726 Reisterstown Road, Baltimore, Maryland.

     This year, you are being asked to vote only on the election of eight directors to the Company's Board of Directors. In addition, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

     We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

     Thank you for your cooperation.

                                        Very truly yours,


                                        Robert N. Elkins, M.D.
                                        Chairman of the Board, President and
                                        Chief Executive Officer

                       INTEGRATED HEALTH SERVICES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                                          Owings Mills, Maryland
                                                          April 30, 1999

     Notice is hereby given that the Annual Meeting of Stockholders of Integrated Health Services, Inc. will be held on Friday, May 28, 1999 at 2:00 p.m., at the Pikesville Hilton Inn, 1726 Reisterstown Road, Baltimore, Maryland for the following purposes:

     (1) To elect eight directors to serve for the ensuing year; and

     (2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 9, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States.

     Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                                      MARC B. LEVIN
                                                      Secretary

                       INTEGRATED HEALTH SERVICES, INC.
                            10065 RED RUN BOULEVARD
                          OWINGS MILLS, MARYLAND 21117
                                PROXY STATEMENT

                              GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of Integrated Health Services, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Friday, May 28, 1999, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

     Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about May 3, 1999 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has retained Georgeson & Company Inc. to assist in soliciting proxies for a fee of approximately $8,000 plus out-of-pocket expenses.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to elect as directors the persons nominated and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on April 9, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On April 9, 1999 there were 52,588,735 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the election of directors is discussed under Proposal No. 1.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of March 1, 1999 (except as otherwise noted in the footnotes) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the "Commission")) of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all current directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.


                                                                           AMOUNT AND NATURE
                                                                             OF BENEFICIAL
                                                                             OWNERSHIP OF        PERCENTAGE OF
                       NAME OF BENEFICIAL OWNER                              COMMON STOCK        COMMON STOCK
----------------------------------------------------------------------   --------------------   --------------
Robert N. Elkins .....................................................         2,782,191(1)           5.1%
  Integrated Health Services, Inc.
  8889 Pelican Bay Boulevard
  Naples, FL 34108
Lawrence P. Cirka ....................................................            44,217(2)             *
Edwin M. Crawford ....................................................           100,000(3)             *
Stephen P. Griggs ....................................................         1,363,545(4)           2.5%
Kenneth M. Mazik .....................................................           100,000(3)             *
Robert A. Mitchell ...................................................           100,000(3)             *
Charles W. Newhall III ...............................................           284,822(5)             *
Timothy F. Nicholson .................................................           327,283(6)             *
C. Taylor Pickett ....................................................           111,041(7)             *
John L. Silverman ....................................................            90,000(3)             *
George H. Strong .....................................................            36,300(8)             *
Sally Weisberg .......................................................           180,000(9)             *
C. Christian Winkle ..................................................           128,507(10)            *
All directors and executive officers as a group (13 persons) .........         5,673,374(11)         10.1%

----------
   * Less than one percent

 (1) Includes 1,720,000 shares of Common Stock issuable to Dr. Elkins upon the exercise of options granted under the Company's stock option plans, 30,000 shares held by Dr. Elkins' spouse, and 75,936 shares held by LifeWay Partners LLC, of which Dr. Elkins owns 99% and his spouse owns the remaining 1%. Dr. Elkins disclaims beneficial ownership of the shares held by his spouse.

 (2) Information as of April 13, 1998, the latest date as of which information is available to the Company. Does not include options to purchase shares of Common Stock beneficially owned at April 13, 1998, which options have expired. Mr. Cirka ceased to be an executive officer and director in March 1998. See "Executive Compensation -- Employment Agreements."

 (3) Represents shares which may be acquired upon the exercise of options granted under the Company's stock option plans.

 (4) Includes 8,402 shares owned by L & G of Orlando, Inc., a corporation in which Mr. Griggs is the principal shareholder, 870 shares owned by his spouse, 391 shares owned by his spouse's trust, 750,000 shares which may be acquired upon the exercise of warrants issued to Mr. Griggs in connection with the Company's acquisition (the "RoTech Acquisition") of RoTech Medical Corporation ("RoTech"), of which warrants to purchase 600,000 shares of Common Stock are not exercisable within 60 days of March 1, 1999, and 493,510 shares which may be acquired upon the exercise of options granted under stock option plans of RoTech and converted into options to purchase shares of the Company's Common Stock in connection with the RoTech Acquisition, of which options to purchase 145,000 shares of Common Stock are not exercisable within 60 days of March 1, 1999. See "Executive Compensation -- Employment Agreements."

 (5) Includes 155,400 shares owned by New Enterprise Associates VIII, L.P. ("NEA"), 128,082 shares which may be acquired upon the exercise of options granted under the Company's stock option plans, and 1,340 shares owned by his spouse. Mr. Newhall may be deemed to beneficially own the shares held by NEA by virtue of his being a general partner of the general partner of NEA; however, Mr. Newhall disclaims beneficial ownership of the shares owned by NEA.

 (6) Includes 95,000 shares of Common Stock which may be acquired upon the exercise of options granted under the Company's stock option plans, 15,000 shares owned by Caledonian Investments L.P., a partnership in which Mr. Nicholson is the sole stockholder of the corporation which is the general partner, and 2,250 shares owned in trust for the benefit of Mr.
     Nicholson's minor children.

 (7) Includes 99,300 shares which may be acquired upon the exercise of options granted under the Company's stock option plans, including 67,250 shares issuable upon the exercise of options which are not exercisable within 60 days of March 1, 1999.

 (8) Includes 25,000 shares of Common Stock which may be acquired upon the exercise of options granted under the Company's stock option plans.

 (9) Includes 105,000 shares which may be acquired upon the exercise of options granted under the Company's stock option plans, including 56,250 shares issuable upon the exercise of options which are not exercisable within 60 days of March 1, 1999. Does not include shares issuable upon exercise of exchange traded call options, all of which have expired.

(10) Includes 125,375 shares which may be acquired upon the exercise of options granted under the Company's stock option plans. Mr. Winkle ceased to be an executive officer effective January 1, 1999.

(11) Includes 155,400 shares owned by NEA (see Note 5 above), 3,031,882 shares which may be acquired upon the exercise of options granted under the Company's stock option plans (including 245,000 shares issuable upon the exercise of options which are not exercisable within 60 days of March 1,
     1999), 750,000 shares which may be acquired upon the exercise of warrants issued to Mr. Griggs in connection with the RoTech Acquisition, of which warrants to purchase 600,000 shares are not exercisable within 60 days of March 1, 1999, and 493,510 shares which may be acquired upon the exercise of options granted under stock option plans of RoTech and converted into options to purchase shares of the Company's Common Stock in connection with the RoTech Acquisition, of which options to purchase 145,000 shares are not exercisable within 60 days of March 1, 1999.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

     Eight directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and shall qualify. Each person named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

     The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:


                                       YEAR FIRST                     PRINCIPAL OCCUPATION
           NOMINEE            AGE   BECAME DIRECTOR                DURING THE PAST FIVE YEARS
---------------------------- ----- ----------------- ------------------------------------------------------
Robert N. Elkins, M.D. .....  55         1986        Chairman of the Board and Chief  Executive  Officer of
                                                     the Company since March 1986; President of the Company
                                                     since  March  1998 and from  March  1986 to July 1994;
                                                     from 1980 to 1986, Vice President of Continental  Care
                                                     Centers,  Inc.,  an owner and  operator  of  long-term
                                                     healthcare facilities; from 1976 to 1980, a practicing
                                                     physician.(1)(2)

Edwin M. Crawford ..........  50         1995        Chairman  of the  Board  of  MedPartners,  Inc.  since
                                                     December  1, 1998 and  President  and Chief  Executive
                                                     Officer  since  March  1998;  Chairman of the Board of
                                                     Directors,  President and Chief  Executive  Officer of
                                                     Magellan  Health  Services,   Inc.  (formerly  Charter
                                                     Medical   Corporation)   from  1993  to  March   1998;
                                                     President  and  Chief  Operating  Officer  of  Charter
                                                     Medical from 1992 to 1993; Executive Vice President --
                                                     Hospital  Operations  of Charter  Medical from 1990 to
                                                     1992.(3)

Kenneth M. Mazik ...........  58         1995        Private  investor  involved in  numerous  enterprises;
                                                     Chairman  of the Jovius  Foundation;  President  of Au
                                                     Clair  Programs  and  Orlando  Financial  Corporation,
                                                     specializing  in  investments in long-term care of the
                                                     disabled.(3)(4)(5)

Robert A. Mitchell .........  44         1995        Attorney,  Law Offices of Robert A. Mitchell,  1986 to
                                                     present,   with   an   emphasis   on   corporate   and
                                                     entertainment  law,  as well  as  finance  and  public
                                                     relations matters concerning healthcare  acquisitions;
                                                     a founder,  director and  treasurer of the Bone Marrow
                                                     Foundation.(2)

Charles W. Newhall III .....  54         1986        General   Partner,   since  1978,  of  New  Enterprise
                                                     Associates,     a    group    of    venture    capital
                                                     partnerships.(4)



                                     YEAR FIRST                    PRINCIPAL OCCUPATION
          NOMINEE           AGE   BECAME DIRECTOR               DURING THE PAST FIVE YEARS
-------------------------- ----- ----------------- ----------------------------------------------------
Timothy F. Nicholson .....  50         1986        Managing  Director  of Lyric  Health  Care  LLC  since
                                                   February  1998;  Chairman  and  Managing  Director  of
                                                   Speciality  Care PLC from May 1993 to  February  1998;
                                                   Executive  Vice  President  of the Company  from March
                                                   1986 to May 1993;  from 1980 to 1986,  Executive  Vice
                                                   President of Continental Care Centers, Inc.; from 1973
                                                   to 1980, a practicing attorney.

John L. Silverman ........  57         1986        Private  investor in, and  consultant  to,  healthcare
                                                   companies;  Chief  Executive  Officer and President of
                                                   Asia Care,  Inc.,  a subsidiary  of the Company,  from
                                                   June 1995 to December 1997;  President of VentureCorp,
                                                   Inc.,  a venture  capital  and  investment  management
                                                   company,  from 1985 to June 1995;  Vice  President and
                                                   Chief Financial Officer of Chi Systems, Inc. (formerly
                                                   the Chi Group, Inc.), a healthcare consulting company,
                                                   from 1990 to 1997.

George H. Strong .........  72         1994        From 1978 until 1993, a director and from 1978 to 1985
                                                   a senior officer of Universal Health Services, Inc., a
                                                   publicly owned hospital  management  corporation which
                                                   he   co-founded;   currently   a   director   of   six
                                                   corporations.(3)(5)


----------

(1) Dr. Elkins is the brother of Marshall A. Elkins, Executive Vice President and General Counsel of the Company.

(2)  Member of the Acquisitions Committee of the Board of Directors.

(3)  Member of the Finance Committee of the Board of Directors.

(4) Member of the Compensation and Stock Option Committee of the Board of Directors.

(5)  Member of the Audit Committee of the Board of Directors.

     Mr. Crawford is a director of MedPartners, Inc. Mr. Newhall is a director of HEALTHSOUTH Corporation, Opta Food Ingredients, Inc. and MedPartners, Inc. Mr. Silverman is a director of Superior Consultant Holdings Corporation and MHM Services, Inc. Mr. Strong is a director of HEALTHSOUTH Corporation, AmeriSource Health Corporation and Balanced Care Corporation.

     During the fiscal year ended December 31, 1998, the Board of Directors held nine meetings (five of which were regularly scheduled meetings) and acted four times by unanimous written consent in lieu of a meeting. Each director attended at least 75% of the meetings of the Board of Directors held and of all committees of the Board of Directors on which he served while he was director of the Company.

     In September 1990, the Board of Directors established an Audit Committee to review the internal accounting procedures of the Company and to consult with and review the Company's independent auditors and the services provided by such auditors. Messrs. Mazik and Strong are the current members of the Audit Committee. The Audit Committee met 10 times in 1998.

     In September 1990, the Board of Directors formed the Stock Option Plan Committee to administer the Company's stock option plans. In July 1992, the Board of Directors formed the Executive Compensation Committee to administer the Company's executive compensation policies. In July 1993, the Board of Directors merged the Executive Compensation Committee and the Stock Option Plan Committee to form the Compensation and Stock Option Committee, which took on the responsibilities previously held by its predecessor committees. Messrs. Mazik and Newhall are the current members of this committee. The Compensation and Stock Option Committee held two meetings and acted five times by unanimous written consent in lieu of a meeting in 1998.

     On February 1, 1996, the Board of Directors formed the Finance Committee to oversee the treasury operations and supervise the financial affairs of the Company and approve debt offerings and matters relating to the Company's line of credit. Messrs. Crawford, Mazik and Strong are the current members of this committee. The Finance Committee held two meetings in 1998.

     On July 24, 1997, the Board of Directors formed the Acquisitions Committee to approve transactions for the acquisition or disposition by the Company of assets or businesses in which the consideration paid or received includes capital stock of the Company or the purchaser, respectively, without the necessity for further Board approval, as long as (i) the consideration to be paid or received by the Company in connection with any such acquisition or disposition does not exceed $50 million and (ii) the aggregate consideration to be paid or received by the Company in any calendar year does not exceed $300 million. Messrs. Elkins and Mitchell are the current members of this committee. The Acquisitions Committee held 18 meetings and acted 22 times by unanimous written consent in lieu of a meeting in 1998.

VOTE REQUIRED

     The eight nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 -- ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" EACH NOMINEE.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) the Company's chief executive officer, (ii) each of the four other most highly compensated executive officers of the Company who were serving at the end of 1998 and (iii) Mr. Cirka, who would have been included in (ii) but for the fact that he was not serving as an executive officer at the end of 1998, for services in all capacities to the Company and its subsidiaries.

                          SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION
                                                         -------------------
                                                                                         SECURITIES
                                                                                         UNDERLYING
                                                                                           OPTIONS/              ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR         SALARY($)              BONUS($)               SARS(#)          COMPENSATION($)(1)
-----------------------------   ------   ------------------   ---------------------   ------------------   ---------------------
Robert N. Elkins ............   1998         $ 809,935                      --(3)                   --        $      11,598(6)
 Chairman of the Board,         1997         $ 752,277            $  3,250,000(4)            1,100,000        $  14,453,794(7)
 Chief Executive Officer and    1996         $ 750,000            $  2,500,000(5)              500,000        $   1,198,892(8)
 President(2)

Stephen P. Griggs ...........   1998         $ 500,000            $    500,000               1,243,510(12)               --
 President--RoTech              1997         $  95,890(10)        $  3,595,890(11)             750,000(13)               --
 Medical Corporation(9)         1996                --                      --                      --                   --

C. Taylor Pickett ...........   1998         $ 312,604                      --(15)              75,000        $     140,442(16)
 Executive Vice President--     1997         $ 310,000            $     93,000                      --        $      43,958(17)
 Chief Financial Officer(14)    1996         $ 237,500            $     75,000                  62,000        $      5,554 (18)

Sally Weisberg ..............   1998         $ 349,920                      --(15)              75,000        $       5,341(20)
 Executive Vice President and   1997         $ 324,000            $    175,000                      --                   --
 President of Symphony Health   1996         $ 242,308            $    150,000                  30,000                   --
 Services Division(19)

Lawrence P. Cirka ...........   1998         $ 594,219            $     74,277                      --        $  11,256,634(24)
 Former President(21)           1997         $ 584,286            $  1,417,619(22)                  --        $       2,136(18)
                                1996         $ 550,000            $    833,334(23)             300,000        $     901,465(25)
C. Christian Winkle .........   1998         $ 400,000            $    200,000(27)             125,375(28)    $       8,142(18)
 Former Executive Vice          1997         $ 400,000            $    300,000                      --        $      56,470(29)
 President--Chief Operating     1996         $ 300,000            $    100,000                 100,000        $      41,776(29)
 Officer(26)


----------

(1) Does not include perquisites paid to the listed officers, such as automobile allowances, which did not exceed the lesser of $50,000 or 10% of total compensation.

(2) The Company is a party to an employment and related agreements with Dr. Elkins. Dr. Elkins used all salary and bonus in excess of $500,000 received by him in 1998, net of taxes on his entire compensation, to repay outstanding indebtedness to the Company. See "-- Employment Agreements" and "Certain Transactions."

(3) Pursuant to Dr. Elkins' employment agreement, he is entitled to a bonus equal to 100% of his base salary if the Company's annual earnings generally equal or exceed the earnings per share targets set by the Board of Directors. Twelve and one-half percent of the bonus is payable each quarter; however, if the Company's annual earnings do not exceed the Board of Directors' targets, these quarterly payments are treated as prepayments of salary or must be repaid to the Company, net of all taxes paid or payable (except to the extent Dr. Elkins receives tax benefits, through deductions, for the repayment), with interest at the prime rate. The remaining fifty percent of the bonus is payable at the end of the year if the Company's annual earnings exceed the Board of Directors' targets. During 1998, Dr. Elkins received $303,275 as a bonus pursuant to the foregoing provisions of his employment agreement. Because the Company did not equal or exceed the earnings per share targets set by the Board of Directors, Dr. Elkins has elected to repay this amount (net of all taxes paid or payable (except to the extent Dr. Elkins receives tax benefits, through deductions, for the repayment)) with interest at the prime rate. See "-- Employment Agreements."

(4) Includes the bonus earned in accordance with Dr. Elkins' employment agreement ($750,000) and $2,500,000 of the $5,000,000 bonus granted in 1996 which became payable in 1997 upon the satisfaction of certain conditions. In 1996, Dr. Elkins was granted a bonus of $5,000,000 which would become payable if certain conditions were met. The conditions for the bonus, as amended, were as follows: (i) 25% of the bonus would be paid if the Company met the Company's earnings per share projections for the 12 months ended June 30, 1997 before taking into account the payment of the bonus and any non-recurring non-cash charges; (ii) 25% of the bonus would be paid if the proposed sale of the Company's pharmacy division to Capstone Pharmacy Services, Inc. pursuant to the Asset Purchase Agreement dated as of June 20, 1996 was consummated; (iii) 25% of the bonus would be paid if the proposed initial public offering of the Company's subsidiary Integrated Living Communities, Inc. ("ILC") was consummated at a price of at least $9.00 per share or, if after the proposed initial public offering of ILC at a lower price, the price per share of ILC traded at a price of at least $9.00 per share; and (iv) 25% of the bonus would be paid if the proposed acquisition of First American Health Care of Georgia, Inc. pursuant to the Merger Agreement dated as of February 21, 1996 was consummated. Conditions
     (ii) and (iv) were met in 1996, and conditions (i) and (iii) were met in 1997. Dr. Elkins was required to use 50% of the after-tax amount of the bonus (including the advance) to purchase shares of the Company's Common Stock.

(5) Consists of $2,500,000 of the $5,000,000 bonus granted in 1996 which became payable in 1996 upon the satisfaction of the conditions described in Note 4 above. Does not include the remaining $2,500,000 of such $5,000,000 bonus, which amount was advanced in 1996 but became payable in 1997 upon the satisfaction of the conditions described in Note 4 above.

(6) Represents life insurance premium payments made by the Company on behalf of Dr. Elkins. Does not include 282,353 shares of Common Stock, having a value of $3,000,000 at the time of contribution, contributed by the Company to the Key Employee Supplemental Executive Retirement Plan for the benefit of Dr. Elkins, which contribution was rescinded in April 1999 with Dr. Elkins' consent. See "-- Supplemental Deferred Compensation Plans" and "Certain Transactions."

(7) Represents $281,432 of loan forgiveness, $14,169,200 contributed by the Company to the Key Employee Supplemental Executive Retirement Plan and $3,162 of life insurance premium payments made by the Company on behalf of Dr. Elkins. See "-- Supplemental Deferred Compensation Plans" and "Certain Transactions."

(8) Represents $1,191,300 contributed to the Key Employee Supplemental Executive Retirement Plan and $7,592 of life insurance premium payments made by the Company on behalf of Dr. Elkins. See "-- Supplemental Deferred Compensation Plans."

(9) Mr. Griggs joined the Company on October 21, 1997 upon consummation of the RoTech Acquisition. Mr. Griggs was President of RoTech at the time of the RoTech Acquisition. The Company is a party to an employment agreement with Mr. Griggs. See "-- Employment Agreements."

(10) Does not include amounts paid to Mr. Griggs by RoTech prior to consummation of the RoTech Acquisition.

(11) Includes a sign-on bonus of $3,500,000 paid to Mr. Griggs upon consummation of the RoTech Acquisition. See "-- Employment Agreements."

(12) Includes (i) options to purchase 348,360 shares of Common Stock, the exercise price of which was reduced from $29.71 per share to $10.63 per share, (ii) options to purchase 145,150 shares of Common Stock at an exercise price of $10.23 per share, the expiration date of which were extended from December 31, 1998 to December 31, 2001, and (iii) a warrant to purchase 750,000 shares of Common Stock, the exercise price of which was reduced from $33.16 to $10.63 per share in November 1998. See Note 13 below.

(13) Consists of 750,000 shares which may be acquired upon the exercise of warrants issued to Mr. Griggs in connection with the RoTech Acquisition. Does not include 493,510 shares which may be acquired upon the exercise of options granted under stock option plans of RoTech and converted into options to purchase shares of the Company's Common Stock in connection with the RoTech Acquisition. See "-- Employment Agreements."

(14) The Company is a party to an employment agreement with Mr. Pickett. See "-- Employment Agreements."

(15) The Compensation and Stock Option Committee intends to award a bonus to this individual for 1998 but has not yet determined the amount.

(16) Represents $134,000 of loan forgiveness and $6,442 of life insurance premium payments made by the Company on behalf of Mr. Pickett. Does not include a $632,989 contribution by the Company to the Supplemental Deferred Compensation Plan, in the form of shares of Common Stock, for the benefit of Mr. Pickett, which contribution was rescinded in April 1999 with Mr. Pickett's consent. See "-- Supplemental Deferred Compensation Plans."

(17) Represents a $39,613 contribution by the Company to the Supplemental Deferred Compensation Plan and $4,345 of life insurance premium payments made by the Company on behalf of Mr. Pickett. See "-- Supplemental Deferred Compensation Plans."

(18) Represents life insurance premium payments made by the Company on behalf of the named individual.

(19) The Company is a party to an employment agreement with Ms. Weisberg. See "-- Employment Agreements."

(20) Represents life insurance premium payments made by the Company on behalf of Ms. Weisberg. Does not include a $492,212 contribution by the Company to the Supplemental Deferred Compensation Plan, in the form of shares of Common Stock, for the benefit of Ms. Weisberg, which contribution was rescinded in April 1999 with Ms. Weisberg's consent. See "-- Supplemental Deferred Compensation Plans."

(21) Mr. Cirka ceased to be an officer and director of the Company in March 1998 and ceased to be an employee in July 1998. See "-- Employment Agreements."

(22) Includes the bonus earned in accordance with Mr. Cirka's employment agreement ($584,286) and $833,333 of the $1,666,667 bonus granted in 1996 which became payable in 1997 upon the satisfaction of the conditions described in Note 4 above.

(23) Consists of $833,334 of the $1,666,667 bonus granted in 1996 which became payable in 1996 upon the satisfaction of the conditions described in Note 4 above. Does not include the remaining $833,333 of such $1,666,667 bonus, which amount was advanced in 1996 but became payable in 1997 upon the satisfaction of certain conditions. See Notes 4 and 21 above. Mr. Cirka was required to use 50% of the after-tax amount of the bonus (including the advance) to purchase shares of the Company's Common Stock.

(24) Consists of $5,559 of life insurance premium payments made by the Company on behalf of Mr. Cirka and payments in 1998 in connection with the termination of Mr. Cirka's employment as follows: (i) $2,471,069 in satisfaction of its obligations to Mr. Cirka under the Key Employee Supplemental Executive Retirement Plan and $262,244 in satisfaction of its obligations to Mr. Cirka under a Supplemental Deferred Compensation Plan (see "-- Supplemental Deferred Compensation Plans"), (ii) sale to Mr. Cirka of a house valued at $4,857,931, which was paid through reduction of severance amounts otherwise owed to Mr. Cirka, (iii) severance payments of $3,081,734 (of which $627,446 was applied by the Company against an outstanding loan (including accrued interest) of $1,446,437), (iv) $30,000 of Mr. Cirka's legal fees in connection with negotiating his severance arrangements (net of legal fees previously paid by the Company on behalf of Mr. Cirka which Mr. Cirka was obligated to reimburse to the Company) and
     (v) cancellation of principal and interest due on a $523,333 loan made by the Company to Mr. Cirka.

(25) Represents $898,700 contributed to the Key Employee Supplemental Executive Retirement Plan and $2,765 of life insurance premium payments made by the Company on behalf of Mr. Cirka. See "-- Supplemental Deferred Compensation Plans."

(26) Mr. Winkle ceased to be an officer of the Company effective January 1, 1999. See "-- Employment Agreements."

(27) Pursuant to Mr. Winkle's termination agreement with the Company, this bonus will be paid in shares of the Company's Common Stock, which shares cannot be disposed of for two years without the consent of the Company.

(28) Consists of options to purchase Common Stock the exercise prices of which were reduced from $20.88 per share (with respect to 10,000 options), $22.50 per share (with respect to 40,375 options) and $28.25 per share (with respect to 75,000 options) to in each case $10.25 per share in connection with the termination of his employment.

(29) Represents a contribution by the Company to the Supplemental Deferred Compensation Plan. See "-- Supplemental Deferred Compensation Plans."

     The following table sets forth information with respect to option grants in 1998 to persons named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                          POTENTIAL REALIZABLE VALUE AT
                                                                                             ASSUMED ANNUAL RATES OF
                                                                                            STOCK PRICE APPRECIATION FOR
                                                     INDIVIDUAL GRANTS                           OPTION TERM (B)
                                 ---------------------------------------------------------- -------------------------
                                   NUMBER OF    PERCENT OF TOTAL
                                   SECURITIES   OPTIONS GRANTED     EXERCISE
                                   UNDERLYING   TO EMPLOYEES IN      OR BASE     EXPIRATION
              NAME                 OPTION(#)    FISCAL YEAR (A)   PRICE ($/SH)      DATE        5%($)       10%($)
-------------------------------- ------------- ----------------- -------------- ----------- ------------ ------------
Robert N. Elkins ...............      --                --               --         --               --           --
Stephen P. Griggs(1) ...........  145,150(2)           2.1%         $ 10.23      12/31/01    $  233,691   $  493,279
                                  348,360(3)           5.0%         $ 10.63      12/31/03    $1,024,178   $2,260,856
C. Taylor Pickett ..............  75,000               1.1%         $ 28.25       1/28/08    $1,332,470   $3,376,742
Sally Weisberg .................  75,000               1.1%         $ 28.25       1/28/08    $1,332,470   $3,376,742
Lawrence P. Cirka ..............      --                --               --         --               --           --
C. Christian Winkle(4) ......... 125,375               1.8%         $ 10.25       3/23/00    $   82,748   $  166,749

----------

(A) Based on options to purchase 6,898,701 shares granted to all employees in fiscal 1998, including options which were repriced in 1998.

(B) These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Company's Common Stock and overall market conditions. The 5% rate of appreciation over the 10-year term of the $28.25 option, the 3-year remaining term (at the time of extension) of the $10.23 option, the 5-year remaining term (at the time of extension) of the $10.63 option, the 1.75-year remaining term (at the time of repricing) of the $10.25 option and the 1.27-year remaining term (at the time of repricing) of the $10.25 option would result in stock prices of $46.02, $11.84, $13.57, $11.23 and $10.91, respectively. The 10% rate of appreciation over the 10-year term of the $28.25 option, the 3-year remaining term of the $10.23 option, the 5-year remaining term of the $10.63 option, the 1.75-year remaining term of the $10.25 option and the 1.27-year remaining term of the $10.25 option would result in stock prices of $73.27, $13.62, $17.12, $12.12 and $11.58, respectively. There is no representation that the rates of appreciation reflected in this table will be achieved.

(1) Does not include a warrant to purchase 750,000 shares of Common Stock at an exercise price of $33.16 per share issued to Mr. Griggs in the RoTech Acquisition, which exercise price was reduced to $10.63 per share in November 1998. The potential realizable value of the warrant over the 8.92-year remaining term (at the time of repricing) of the warrant would be $4,350,000 at an assumed 5% annual rate of appreciation of the stock price (based on the $10.63 exercise price of the warrant) over the 8.92-year remaining term and $10,687,500 at an assumed 10% annual rate of appreciation. These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the term of the warrants in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on warrant exercises will depend on the future price of the Common Stock and overall stock market conditions. The 5% rate of appreciation over the 8.92-year remaining warrant term of the $10.63 exercise price would result in a stock price of $16.43. The 10% rate of appreciation over the 8.92-year warrant term of the $10.63 exercise price would result in a stock price of $24.88. There is no representation that these rates of appreciation will be achieved. See "-- Employment Agreements."

(2) Represents options which were to expire on December 31, 1998 but were extended until December 31, 2001.

(3) Represents options with an original exercise price of $29.71 per share, which exercise price was reduced in November 1998.

(4) Represents options to purchase Common Stock the exercise prices of which were reduced from $20.88 per share (with respect to 10,000 options), $22.50 per share (with respect to 40,375 options) and $28.25 per share (with respect to 75,000 options) to in each case $10.25 per share in connection with the termination of his employment.

     The following table sets forth information with respect to (i) stock options exercised in 1998 by the persons named in the Summary Compensation Table and (ii) unexercised stock options held by such individuals at December 31, 1998:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES


                                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                         UNDERLYING             IN-THE-MONEY OPTIONS AT
                               SHARES                           OPTIONS AT FISCAL YEAR-END(#)    FISCAL YEAR-END($)(1)
                             ACQUIRED ON         VALUE          ----------------------------- ----------------------------
            NAME             EXERCISE(#)       REALIZED($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------- ------------- --------------------- ------------- --------------- ------------- --------------
Robert N. Elkins ..........    880,000    $14,043,800(2)          1,720,000            --              --             --
Stephen P. Griggs(3) ......         --             --               643,510       600,000      $2,307,127     $2,097,000
C. Taylor Pickett .........     58,700    $  1,010,270               32,050        67,250              --             --
Sally Weisberg ............         --             --                48,750        56,250              --             --
Lawrence P. Cirka .........    600,000    $ 11,392,690              245,464       225,000              --             --
C. Christian Winkle .......     85,250    $  1,551,093              125,375            --      $  485,828             --

----------

(1) Computed based upon the difference between the closing price of the Company's Common Stock on December 31, 1998 ($14.125) and the exercise price.

(2) Represents the difference between the closing price of the Company's Common Stock on the date of exercise and the exercise price of the option. Dr. Elkins did not sell these shares and continues to hold them. Subsequent to the option exercise, the fair market value of the Company's Common Stock and, therefore, the value realized upon exercise, has decreased substantially.

(3) Consists of 750,000 shares of Common Stock which may be acquired upon the exercise of warrants issued to Mr. Griggs in connection with the RoTech Acquisition, of which warrants to purchase 600,000 shares are not exercisable, and 493,510 shares which may be acquired upon the exercise of options granted under stock option plans of RoTech and converted into options to purchase shares of the Company's Common Stock in connection with the RoTech Acquisition.

TEN YEAR OPTION REPRICINGS

     The following table contains information concerning each repricing of options held by any executive officer of the Company during the past ten years:

                          TEN-YEAR OPTION REPRICINGS


                                              NUMBER OF                                                        LENGTH OF ORIGINAL
                                             SECURITIES       MARKET PRICE OF   EXERCISE PRICE AT                 OPTION TERM
                                             UNDERLYING      STOCK AT TIME OF        TIME OF           NEW     REMAINING AT DATE
                                          OPTIONS REPRICED     REPRICING OR        REPRICING OR     EXERCISE    OF REPRICING OR
             NAME                DATE       OR AMENDED(#)      AMENDMENT($)        AMENDMENT($)     PRICE($)       AMENDMENT
----------------------------- ---------- ------------------ ------------------ ------------------- ---------- -------------------
W. Bradley Bennett .......... 11/27/95         15,000            $ 20.88             $ 27.88        $ 20.88         8 Years
 Exec. V.P.--                 11/27/95            900            $ 20.88             $ 23.50        $ 20.88         8 Years
 Finance                      11/27/95             80            $ 20.88             $ 23.25        $ 20.88         7 Years
Dennis A. Cahill ............ 11/27/95         50,000            $ 20.88             $ 27.88        $ 20.88         8 Years
 Former Exec. V.P.--          11/27/95          9,000            $ 20.88             $ 23.50        $ 20.88         8 Years
 Chief Accounting
 Officer
David N. Chichester ......... 11/27/95         10,000            $ 20.88             $ 27.88        $ 20.88         8 Years
 Former Exec. V.P.--          11/27/95         10,000            $ 20.88             $ 23.50        $ 20.88         8 Years
 Finance                      11/27/95         10,000            $ 20.88             $ 31.38        $ 20.88         9 Years
                              11/27/95          9,000            $ 20.88             $ 27.88        $ 20.88         8 Years
                              11/27/95          9,000            $ 20.88             $ 21.88        $ 20.88         8 Years
                              11/27/95          4,500            $ 20.88             $ 23.50        $ 20.88         8 Years


                                              NUMBER OF                                                        LENGTH OF ORIGINAL
                                             SECURITIES       MARKET PRICE OF   EXERCISE PRICE AT                  OPTION TERM
                                             UNDERLYING      STOCK AT TIME OF        TIME OF           NEW      REMAINING AT DATE
                                          OPTIONS REPRICED     REPRICING OR        REPRICING OR     EXERCISE     OF REPRICING OR
             NAME                DATE       OR AMENDED(#)      AMENDMENT($)        AMENDMENT($)     PRICE($)        AMENDMENT
----------------------------- ---------- ------------------ ------------------ ------------------- ---------- --------------------
Lawrence P. Cirka ........... 11/27/95           2,500           $ 20.88             $ 23.50        $ 20.88         8 Years
 Former President             11/27/95           7,500           $ 20.88             $ 24.75        $ 20.88         8 Years
                              11/27/95           2,500           $ 20.88             $ 26.00        $ 20.88         8 Years
                              11/27/95           5,500           $ 20.88             $ 29.75        $ 20.88         8 Years
                              11/27/95           3,000           $ 20.88             $ 29.88        $ 20.88         8 Years
                              11/27/95         300,000           $ 20.88             $ 29.63        $ 20.88         8 Years

Brian Davidson .............. 11/27/95          35,000           $ 20.88             $ 27.88        $ 20.88         8 Years
 Former Exec. V.P.--          11/27/95          10,000           $ 20.88             $ 23.50        $ 20.88         8 Years
 Development

Marshall A. Elkins .......... 11/27/95          35,000           $ 20.88             $ 27.88        $ 20.88         8 Years
 Exec. V.P.--                 11/27/95          10,000           $ 20.88             $ 23.50        $ 20.88         8 Years
 General Counsel

Robert N. Elkins ............ 11/27/95         700,000           $ 20.88             $ 26.63        $ 20.88         8 Years
 Chairman, CEO                11/27/95         800,000           $ 20.88             $ 29.63        $ 20.88         8 Years
 and President                11/27/95         150,000           $ 20.88             $ 28.63        $ 20.88         8 Years

Stephen Griggs(1) ........... 11/19/98         348,360           $ 10.63             $ 29.71        $ 10.63         5 Years
 President--RoTech
 Medical Corporation

Eleanor Harding ............. 11/27/95          13,500           $ 20.88             $ 23.50        $ 20.88         8 Years
 Former Exec. V.P.--          11/27/95           5,000           $ 20.88             $ 27.88        $ 20.88         8 Years
 Finance

John Heller ................. 11/27/95           5,000           $ 20.88             $ 35.25        $ 20.88         9 Years
 Exec. V.P. and               11/27/95          15,000           $ 20.88             $ 27.88        $ 20.88         8 Years
 President of Long-           11/27/95           3,000           $ 20.88             $ 23.50        $ 20.88         8 Years
 Term Care Division

Edward J. Komp .............. 11/27/95          15,000           $ 20.88             $ 27.88        $ 20.88         8 Years
 Former Exec. V.P.            11/27/95          20,000           $ 20.88             $ 26.62        $ 20.88         8 Years

Marc B. Levin ............... 11/27/95          40,000           $ 20.88             $ 27.88        $ 20.88         8 Years
 Exec. V.P.--Investor         11/27/95          10,000           $ 20.88             $ 23.50        $ 20.88         8 Years
 Relations

Anthony Masso ............... 11/27/95         100,000           $ 20.88             $ 28.63        $ 20.88         9 Years
 Exec. V.P.--Managed
 Care

C. Taylor Pickett ........... 11/27/95          10,000           $ 20.88             $ 27.88        $ 20.88         8 Years
 Exec. V.P.--Chief            11/27/95          12,000           $ 20.88             $ 21.88        $ 20.88         8 Years
 Financial Officer

Scott Robertson ............. 11/27/95          15,000           $ 20.88             $ 27.88        $ 20.88         8 Years
 Former Exec. V.P.

Gary Singleton .............. 11/27/95          25,000           $ 20.88             $ 27.88        $ 20.88         8 Years
 Former Exec. V.P.            11/27/95          10,000           $ 20.88             $ 23.50        $ 20.88         8 Years

C. Christian Winkle ......... 11/27/95          25,000           $ 20.88             $ 29.63        $ 20.88         9 Years
 Former Exec. V.P.--          11/27/95          15,000           $ 20.88             $ 27.88        $ 20.88         8 Years
 Chief Operating              11/27/95           3,000           $ 20.88             $ 23.50        $ 20.88         8 Years
 Officer                      11/27/95          10,000           $ 20.88             $ 23.25        $ 20.88         7 Years
                              12/03/98          10,000           $ 10.25             $ 20.88        $ 10.25         2 Years
                              12/03/98          40,375           $ 10.25             $ 22.50        $ 10.25         2 Years
                              12/03/98          75,000           $ 10.25             $ 28.25        $ 10.25         2 Years


----------

(1) Does not include a warrant to purchase 750,000 shares of Common Stock at an exercise price of $33.16 per share issued to Mr. Griggs in the RoTech Acquisition, which exercise price was reduced to $10.63 per share in November 1998.

EMPLOYMENT AGREEMENTS

     The Company is a party to an employment agreement with Robert N. Elkins. The agreement provides for a five year term (which commenced January 1, 1994) with an automatic one year extension at the end of each year, unless 90 days' notice is given by either party. Under the agreement Dr. Elkins currently receives an annual base salary of $809,935, with annual increases of at least the increase in the consumer price index. Dr. Elkins will receive a bonus of 100% of his base salary if the Company's annual earnings generally equal or exceed the earnings per share targets set by the Board of Directors. Twelve and one-half percent of the bonus is payable each quarter; however, if the Company's annual earnings do not exceed the Board of Directors' targets, these quarterly payments are treated as prepayments of salary or must be repaid to the Company, net of all taxes paid or payable (except to the extent Dr. Elkins receives tax benefits, through deductions, for the repayment), with interest at the prime rate. The remaining fifty percent of the bonus is payable at the end of the year if the Company's annual earnings exceed the Board of Directors' targets. The agreement may be terminated by either party on 90 days' notice. Upon termination of Dr. Elkins' employment by the Company without "Cause" or by Dr. Elkins for "Good Reason" or if the Company elects not to extend the term of the agreement, Dr. Elkins will be entitled (i) to a lump-sum cash payment on the effective date of termination equal to five times the sum of (a) his salary, (b) the "Bonus Amount" and (c) a pro rata portion of the Bonus Amount through the date of termination minus any bonus payments made for the fiscal year in which termination occurs that are not required to be repaid and (ii) to receive certain employee and other benefits for five years after termination. In addition, upon termination of Dr. Elkins' employment by the Company without "Cause" or by Dr. Elkins for "Good Reason" or upon the Company giving notice that it elects not to extend the term of employment for another year, all stock options, other equity-based rights and other benefits (including benefits under the Company's Supplemental Deferred Compensation Plans) will become fully vested. Upon termination of Dr. Elkins' employment for any reason other than (i) by the Company for Cause or (ii) by Dr. Elkins before he attains the age of 55 and not due to death, permanent disability or Good Reason, and upon any change of control that occurs while Dr. Elkins is employed with the Company or within one year following his termination (other than for Cause, death, permanent disability or Good Reason), he is entitled to exercise any outstanding stock option until the earlier of five years following such event (or, if later, five years after the date of termination of employment following a change of control) or the stated term of the option. The agreement also provides that if Dr. Elkins is required to pay an excise tax on "excess parachute payments" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), the Company is required to pay Dr. Elkins one hundred percent of the amounts that are necessary to place him in the same after-tax financial position that he would have been in if such excise tax had not been applicable. The agreement contains a two year non-competition provision (one year in the case of a termination of employment other than for Cause within one year after a change of control). In addition, Dr. Elkins' employment agreement provides that upon termination without Cause or resignation for Good Reason or if the Company fails to renew the agreement, Dr. Elkins shall have the right to acquire from the Company for no additional consideration an assignment of the Company's leasehold interest in certain floors of the Company's offices and to be provided with an office, secretarial assistance, automobile insurance, an automobile allowance and use of a Company plane for five years following termination. The agreement also grants Dr. Elkins the right, at any time during his term of employment and for one year thereafter, to purchase the aircraft owned by the Company at a price equal to book value, and to lease or purchase from the Company at fair market rental, or purchase from the Company at book value, the hangar space for such aircraft at the Naples, Florida airport. Upon a change of control or termination of Dr. Elkins' employment (other than a termination by the Company for Cause or by Dr. Elkins for other than permanent disability or Good Reason), Dr. Elkins also has the right to purchase from the Company the current automobile furnished to him at book value.

     Dr. Elkins' employment agreement also provides for his participation in the Company's Key Employee Supplemental Executive Retirement Plan (the "Key Employee SERP"), and requires the establishment of a separate trust under the Key
Employee SERP to which the Company shall make irrevocable contributions at specified times through January 2, 2001 such that, at January 2, 2001, there would be $23,900,000 in such trust. Pursuant to the employment agreement, the Company is required to use reasonable efforts to obtain an insurance policy or letter of credit guaranteeing its obligations to make contributions to the trust, although to date IHS has not done so. Upon a change of control of the

Company, the Company is obligated to irrevocably fund the trust in the amount necessary to fund Dr. Elkins' pension benefit under the Key Employee SERP. In addition, upon a change of control, Dr. Elkins is entitled to a vested, nonforfeitable right to retirement benefits under the Key Employee SERP as if he had retired with 15 years of service on the date the change of control occurred (without reduction for retirement prior to attaining age 62), payable (i) in a lump sum if he is an employee at the time of the change of control and (ii) in the lump sum actuarial equivalent less the sum of all retirement benefits previously received under the Key Employee SERP if the change of control occurs within one year after he ceases to be an employee. See "-- Supplemental Deferred Compensation Plans -- Key Employee Supplemental Executive Retirement Plan."

     For purposes of Dr. Elkins' employment agreement: (a) "Cause" is defined as
(i) conviction of a felony involving moral turpitude or (ii) willful gross neglect or willful gross misconduct resulting in material economic harm to the Company, unless Dr. Elkins believed in good faith that such conduct was in or not opposed to the best interests of the Company; (b) "Good Reason" is defined as (i) a material breach of the agreement by the Company, (ii) any termination of Dr. Elkins' employment within one year following a change of control of the Company, (iii) removal, dismissal from or failure of Dr. Elkins to be elected Chairman of the Board of Directors or (iv) the relocation of Dr. Elkins to an office which is more than 15 miles from his then principal residence; and (c) "Bonus Amount" is defined as the highest of (i) Dr. Elkins' salary in the year of termination, (ii) his bonus in the immediately preceding calendar year or
(iii) his bonus in the calendar year which was immediately prior to the year immediately preceding the year of termination. The agreement provides that the determination that Cause exists must be approved by 75% of the members of the Board and that Dr. Elkins has a 60 day cure period. For purposes of the agreement, the term "change of control" means the occurrence of one or more of the following: (i) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Dr. Elkins and any group (as such term is used in Section 13(d)(3) of the Exchange Act) of which he is a member, becomes a beneficial owner (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the capital stock of the Company of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect directors ("Voting Stock"); (ii) the majority of the Board of Directors of the Company consists of individuals other than individuals who are members of the Board of Directors on November 18, 1997 ("Incumbent Directors"), provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent
Director, unless such election or nomination was the result of any actual or threatened election contest of a type contemplated by Regulation 14a-11 under the Exchange Act; (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (iv) there is consummated any consolidation, reorganization or merger of the Company in which the Company is not a continuing or surviving corporation or pursuant to which all or substantially all of the Voting Stock is converted into cash, securities or other property (unless the stockholders of the Company immediately prior to such consolidation, reorganization or merger beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); (v) in any transaction not described in preceding clause (iv), all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the stockholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or (vi) the Company combines with another company and is the surviving corporation but, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the shares of Voting Stock of the combined company (there being excluded from the number of such shares held by such stockholders, but not from the Voting Stock of the combined company, any such shares received by "affiliates," as such term is defined in the rules of the Commission, of such other company in exchange for stock of such other company).

     Pursuant to the supplemental agreement between Dr. Elkins and the Company, the Company has agreed to forgive, on each January 28 from 1999 to 2003, an amount equal to the principal and interest due on such date on a $15,535,000 loan made to him by the Company to exercise options less, for the amount forgiven on January 28, 1999, the amount of his salary and bonus for the prior calendar year in excess of $500,000. The principal amount of the note is due in five equal installments of $3,107,000. On January 28, 1999, the Company forgave $4,158,065 of principal and accrued interest on the note. See "Certain Transactions."

     In connection with the RoTech Acquisition on October 21, 1997, RoTech entered into an employment agreement with Stephen P. Griggs, the President of RoTech. Pursuant to the agreement, Mr. Griggs serves as the President of RoTech and currently receives an annual base salary of $500,000 per year and an annual bonus of $500,000 for each year in which RoTech's net income contribution to the Company equals or exceeds specified targets, with an additional bonus determined by the Company to be paid if the net income contribution target is exceeded. In addition, pursuant to the agreement Mr. Griggs received a one-time cash sign-on bonus of $3,500,000 and a warrant to purchase 750,000 shares of Common Stock of the Company at an exercise price of $33.16 per share (subsequently reduced to $10.63 per share (see "-- Ten Year Option Repricings")), which warrant becomes exercisable at a rate of 20% per year beginning on October 21, 1998 (subject to acceleration upon Mr. Griggs' death or the occurrence of a change of control of the Company). The employment agreement has a term of five years. Upon termination of Mr. Griggs' employment by RoTech without "Cause" or in case Mr. Griggs resigns for Cause, Mr. Griggs' unpaid base salary under the agreement and the pro-rated portion of his performance-based bonus, if any, will become payable in one lump sum and all of Mr. Griggs' unvested stock options will fully vest. For purposes of the agreement, RoTech may terminate Mr. Griggs' employment for Cause if Mr. Griggs (i) fails to perform any of his duties in any material respect or breaches any material term of the agreement, which failure or breach is not corrected within 30 days of notice, (ii) breaches any representation or warranty under the agreement in any material respect, (iii) dies or becomes disabled for 90 days or more and RoTech has provided Mr. Griggs with disability insurance which is payable after such 90-day period, (iv) is convicted of a felony or commits an act of theft, larceny or embezzlement or a similar act of material misconduct with respect to property of RoTech, the Company, their subsidiaries or employees or (v) commits a material act of malfeasance, dishonesty or breach of trust with respect to RoTech, the Company or any of their subsidiaries. Mr. Griggs may terminate his employment for Cause if RoTech
(i) fails to perform any of its duties under the agreement in any material respect, (ii) fails to provide Mr. Griggs with a work environment reasonably similar to Mr. Griggs' past work environment or (iii) substantially changes Mr. Griggs' job responsibilities, each of which failure or action is not corrected by RoTech within 15 days of notice. Under the agreement Mr. Griggs is subject to a non-competition provision prohibiting him, for a period of three years following the termination or expiration of his employment, from being employed by, being a director or manager of, acting as a consultant for, being a partner in, having a proprietary interest in, giving advice to, loaning money to or otherwise associating with any entity which competes with RoTech or its subsidiaries in the continental United States, subject to certain limited exceptions. Pursuant to a related agreement, RoTech and the Company have agreed to pay to Mr. Griggs the amount of any excise tax payable by him under Section 4999 of the Code, or any corresponding provisions of state or local tax law, as a result of any payments to him pursuant to his employment agreement or in connection with the RoTech Acquisition, as well as the income tax and excise tax on such additional compensation such that, after the payment of income and excise taxes, Mr. Griggs is in the same economic position in which he would have been if the provisions of Section 4999 of the Code (or any corresponding provisions of state or local tax law) had not been applicable.

     As of July 1, 1997, the Company  entered into an employment  agreement with
C. Taylor Pickett, its Executive Vice President -- Chief Financial Officer. Pursuant to the agreement, Mr. Pickett currently receives an annual base salary of $315,208 (subject to adjustment based on changes in the consumer price index) plus a discretionary bonus, which bonus shall be not less than 50% of his annual base salary if the Company attains earnings per share goals set by the Board of Directors. The agreement has an initial term of three years, is automatically extended for an additional year on each January 1st unless either party gives 120 days' prior notice, and can be terminated by either party on 90 days' notice. Upon Mr. Pickett's termination without Cause or resignation for Good Reason or in the event the Company fails to renew the agreement, Mr. Pickett is entitled to a payment of three times the sum of (i) his salary in the year of termination or the previous year, whichever is greater (salary for this purpose being equal to the greater of Mr. Pickett's actual salary or $450,000, adjusted based on changes in the consumer price index) and (ii) the higher of (A) his bonus in the year of termination, (B) his bonus in the immediately preceding year or (C) 50% of the amount of salary determined pursuant to clause (i). In addition, all stock option, other equity-based rights and amounts under the Company's Supplemental Deferred Compensation Plans will become fully vested and unrestricted and Mr. Pickett will have 60 months from the date of his termination to exercise any options. Mr. Pickett will also be entitled to receive certain benefits for three years after termination. If Mr. Pickett is required to pay an excise tax on "excess parachute payments" (as defined in Section 280G of the Code), the Company has agreed to pay any amounts necessary to place Mr. Pickett in the same after-tax financial position that he would have been in if such excise tax had not been applicable. The agreement contains an 18-month non-competition provision (one year upon termination for Cause or upon termination within a year after a change of control of the Company). For purposes of the agreement, "Cause" is defined as Mr. Pickett's (i) material failure to perform his duties, (ii) material breach of his non-competition or confidentiality covenants or (iii) conviction of a felony involving moral turpitude, in any case which is not corrected within 60 days after notice, and "Good Reason" is defined as (i) a material breach of the agreement by the Company or (ii) Mr. Pickett's resignation within one year after a change in control of the Company or the resignation or termination of the persons who were the Chief Executive Officer, Chairman of the Board or President of the Company on July 1, 1997, in any case which is not corrected within 60 days after notice (10 days with respect to a failure to pay).

     As of July 1, 1998, the Company entered into an employment agreement with Sally Weisberg, its Executive Vice President and President -- Symphony Health Services Division. Pursuant to the agreement, Ms. Weisberg currently receives an annual base salary of $378,000 (subject to an annual increase in the amount of the greater of 8% or the percentage increase in the consumer price index) plus a discretionary bonus, which bonus shall be not less than 50% of her annual base salary if the Company attains earnings per share goals set by the Board of Directors. The agreement has an initial term of three years, is automatically extended for an additional year on each July 1st unless either party gives 120 days' prior notice, and can be terminated by either party on 90 days' notice. In addition, the agreement automatically terminates on the one hundred and eightieth day following the anniversary date of a change of control of the Company. In the event Ms. Weisberg's employment is terminated without Cause or due to a change of control of the Company, Ms. Weisberg resigns for Good Reason or the Company fails to renew the agreement, Ms. Weisberg is entitled to a payment of three times the sum of (i) her salary in the year of termination or the previous year, whichever is greater, and (ii) the higher of (A) her bonus in the year of termination or (B) her bonus in the immediately preceding year. In addition, all of Ms. Weisberg's stock options and other equity-based rights will become fully vested and unrestricted and Ms. Weisberg will have 36 months from the date of her termination to exercise any options. Ms. Weisberg will also be entitled to receive certain benefits for 36 months after termination. The agreement contains an 18-month non-competition provision (one year upon termination for Cause), which does not apply if Ms. Weisberg is terminated without Cause before the anniversary of a change of control of the Company. For purposes of the agreement, "Cause" is defined as Ms. Weisberg's (i) material failure to perform her duties, (ii) material breach of her non-competition or confidentiality covenants, (iii) conviction of or pleading guilty or confessing to a felony involving moral turpitude or (iv) conviction of or pleading guilty or confessing to theft, larceny or embezzlement of the Company's tangible or intangible property, in any case which is not corrected within 60 days after notice, and "Good Reason" is defined as (i) a material diminution of Ms. Weisberg's responsibilities, title, authority or status, (ii) the Company's failure to pay amounts owing under the agreement when due, (iii) Ms. Weisberg's removal or dismissal from the position of Executive Vice President or President -- Symphony Health Services or (iv) a reduction in Ms. Weisberg's salary or a material reduction of her benefits, in any case which is not corrected within 60 days after notice (10 days with respect to a failure to pay).

     The Company was a party to an employment agreement with Lawrence P. Cirka which provided for a five year term with an automatic one year extension at the end of each year, unless 120 days' notice was given by either party. Under the agreement Mr. Cirka was entitled to an annual base salary of $584,286 with annual increases of at least the increase in the consumer price index. Mr. Cirka was also entitled to a bonus of 100% of his base salary ("Bonus") if the Company's annual earnings generally equaled or exceeded the earnings per share targets set by the Board of Directors. Twelve and one-half percent of the Bonus was payable each quarter; however, if the Company's annual earnings did not exceed the Board of Directors' targets, these quarterly payments were treated as prepayment of salary or had to be repaid to the Company with interest at the prime rate. The remaining fifty percent of the Bonus was payable at the end of the year if the Company's annual earnings exceeded the Board of Directors' targets. The Company also agreed to pay a country club initiation fee for Mr. Cirka. The agreement could be terminated by either party on 120 days' notice. Upon termination of the agreement without Cause or in case Mr. Cirka resigned for Good Reason or the Company failed to renew the agreement, Mr. Cirka would be entitled to a payment of five times the sum of (a) his salary and (b) the highest of (i) his salary in the year of termination, (ii) his Bonus in the immediately preceding calendar year or (iii) his Bonus in the calendar year which was immediately prior to the year immediately preceding the year of termination. In addition, all stock option and other equity-based rights would become fully vested and Mr. Cirka would be entitled to receive certain benefits for five years after termination. The employment agreement also provided that if Mr. Cirka was required to pay an excise tax on "excess parachute payments" (as defined in Section 280G of the
Code), the Company was required to pay Mr. Cirka one hundred percent of the amount that would be necessary to place him in the same after-tax financial position that he would have been in if such excise tax had not been applicable. The agreement contains a two year non-competition provision (one year in the case of a termination of employment other than for Cause within one year after a change of control). For purposes of the agreement, "Cause" was defined as (i) willful and continuing neglect of duties, (ii) material breach of confidentiality or non-compete provisions or (iii) conviction of a felony, and "Good Reason" was defined as (i) a material breach of the agreement by the Company, (ii) resignation within one year after a change of control or (iii) removal, dismissal from or failure of Dr. Elkins to be elected Chairman of the Board of Directors.

     In July 1998, Mr. Cirka and IHS entered into a Settlement Agreement pursuant to which, among other things, (i) Mr. Cirka's employment with IHS ceased, (ii) IHS paid Mr. Cirka $2,471,069 in satisfaction of its obligations to Mr. Cirka under the Key Employee Supplemental Executive Retirement Plan and $262,244 in satisfaction of its obligations to Mr. Cirka under a Supplemental Deferred Compensation Plan (see "-- Supplemental Deferred Compensation Plans"),
(iii) IHS agreed to pay Mr. Cirka severance of $11,304,430 and (iv) Mr. Cirka purchased a house in Florida owned by IHS which he was leasing and certain personal property attached thereto for $4,857,931, which amount was deducted from the severance payment. Upon Mr. Cirka's closing of his purchase of the house in Florida, IHS paid Mr. Cirka $794,284 of the severance amount. The remaining severance balance of $5,652,215 was discounted to $5,489,880. This amount, less principal and interest of $1,446,437 due on a loan made by IHS to Mr. Cirka, is being paid over a 12 month period beginning August 1998. The Company canceled principal and interest due on a $500,000 loan made by the Company to Mr. Cirka in lieu of its obligation to provide benefits (other than COBRA benefits) to Mr. Cirka. All unexercised vested options expired January 31, 1999. Mr. Cirka agreed not to compete with the Company for a period of two years, and Mr. Cirka and the Company released each other from all claims relating to or arising out of Mr. Cirka's employment with IHS and the termination of his employment.

     As of October 1, 1996, the Company entered into an employment agreement with C. Christian Winkle, its former Executive Vice President -- Chief Operating Officer, pursuant to which Mr. Winkle received an annual base salary of $400,000 (subject to adjustment based on changes in the consumer price index) plus a discretionary bonus. If the Company attained earnings per share goals set by the Board of Directors, the bonus was to be not less than seventy-five percent of annual base salary. The agreement had an initial term of three years and contained an "evergreen" provision providing that the agreement was automatically extended for an additional year at the end of each year unless either party gave 120 days' prior notice of non-renewal. The agreement could be terminated by either party on 90 days' notice. Upon termination without Cause or in case Mr. Winkle resigned for Good Reason or the Company failed to renew the contract, Mr. Winkle was entitled to a payment of one and one-half times the sum of (i) the greater of his salary in the year of termination or in the previous year and (ii) the higher of his bonus in the year of termination or in the previous year. In addition, all stock option and other equity-based rights would become fully vested and Mr. Winkle would be entitled to receive certain benefits for one and one-half years after termination. For purposes of the agreement, "Cause" was defined as (i) material failure to perform duties, (ii) material breach of confidentiality or non-compete provisions, (iii) conviction of a felony or (iv) theft, larceny or embezzlement of Company property, and "Good Reason" was defined as (i) a material breach of the agreement by the Company or
(ii) resignation within one year after a change in control.

     In December 1998, the Company and Mr. Winkle entered into a termination agreement pursuant to which, among other things, (i) Mr. Winkle's employment with the Company terminated at 11:59 p.m. on December 31, 1998, (ii) all outstanding options became immediately exercisable, (iii) IHS agreed to pay Mr. Winkle severance of $2,100,427, of which half was paid in a lump sum and the remainder is being paid in equal installments over 24 months, and (iv) the Company agreed to pay Mr. Winkle a $200,000 bonus, payable in shares of Common Stock which cannot be disposed of for two years. The Company also agreed to forgive all interest on the $600,000 loan it made to Mr. Winkle, to restructure repayment of the principal amount of the loan under certain circumstances and to forgive a portion of the principal amount of the loan equal to 80% of the difference between Mr. Winkle's basis in the house he is currently having built and the sale price, if less than Mr. Winkle's basis, if the house is sold on or before December 16, 1999. The Company and Mr. Winkle agreed that he is entitled to $271,649 under the Company's Supplemental Deferred Compensation Plans for senior executives. Mr. Winkle agreed not to become a member of senior management of a competitor (as defined in the agreement) of the Company prior to March 1, 2000 (October 26, 1999 in the event of a change of control of the Company (as defined in the termination agreement)). Mr. Winkle and the Company released each other from all claims relating to or arising out of Mr. Winkle's employment with the Company and the termination of his employment. The Company also engaged Mr. Winkle to provide consulting services for a period of two years.

SUPPLEMENTAL DEFERRED COMPENSATION PLANS

Key Employee Supplemental Executive Retirement Plan

     In 1997 the Company amended and restated its Key Employee Supplemental Executive Retirement Plan (the "Key Employee SERP"), which was adopted in 1996 to provide retirement benefits to certain key employees based on the highest annual earnings in the ten most recent calendar years of employment. The following table shows the estimated annual benefit payable (rounded to the nearest thousand) upon retirement to participants in the Key Employee SERP at the specified compensation and years-of-service classifications. The benefit amounts listed in the following table are not subject to any deduction for Social Security benefits or other offset amounts.


 FINAL AVERAGE EARNINGS*                YEARS OF SERVICE
-------------------------   -----------------------------------------
                                 5             10         15 OR MORE
                            -----------   -----------   -------------
$1,750,000 ..............    $ 87,500      $280,000      $1,225,000
$2,000,000 ..............    $100,000      $320,000      $1,400,000
$2,250,000 ..............    $112,500      $360,000      $1,575,000
$2,500,000 ..............    $125,000      $400,000      $1,750,000
$2,750,000 ..............    $137,500      $440,000      $1,825,000
$3,000,000 ..............    $150,000      $480,000      $2,100,000
$3,250,000 ..............    $162,500      $520,000      $2,275,000
$3,500,000 ..............    $175,000      $560,000      $2,450,000
$3,750,000 ..............    $187,500      $600,000      $2,625,000
$4,000,000 ..............    $200,000      $640,000      $2,800,000
$4,250,000 ..............    $212,500      $680,000      $2,975,000
$4,500,000 ..............    $225,000      $720,000      $3,150,000
$4,750,000 ..............    $237,500      $760,000      $3,325,000
$5,000,000 ..............    $250,000      $800,000      $3,500,000

----------

* Represents the highest annual compensation in the ten most recent calendar years of employment.

     Notwithstanding the foregoing, if the employment of a participant who has at least five years of service terminates before the participant has attained the age of 58 or, in the case of Robert N. Elkins, the age of 62, such participant will be entitled to receive an annual benefit equal to the actuarial equivalent of the benefit he would have received had he continued employment to age 58 (62 in the case of Dr. Elkins), but based on years of service and compensation at the time of termination. If Dr. Elkins' employment is terminated after he attains the age of 58 but before he attains the age of 62, he is entitled to receive an annual benefit equal to the benefit he would have received had he attained the age of 62, reduced by two-twelfths of one percent for each full calendar month by which the date of his termination precedes the month of his 62nd birthday. Pursuant to a Supplemental Agreement entered into by the Company and Dr. Elkins (the "Supplemental Agreement"), Dr. Elkins shall be deemed to have completed 15 years of service if his employment is terminated because of death, permanent disability, qualified medical termination, by Dr. Elkins for Good Reason or by the Company without Cause (as such terms are defined in the Supplemental Agreement or Dr. Elkins' employment agreement).

     Compensation covered by the Key Employee SERP is the aggregate calendar year earnings included in the participant's income for federal tax purposes (including bonuses but excluding stock option gains). Benefits under the Key Employee SERP vest upon the earliest to occur of (i) participant's completion of five years of service, (ii) attainment of age 58 (62 in the case of Dr. Elkins) or, in the case of participants other than Dr. Elkins, completion of five years of service if later, (iii) death or disability (as defined in the Key Employee SERP or the participant's employment agreement) while actively employed by the Company or (iv) a change of control of the Company (substantially as defined in Dr. Elkins' employment agreement (see "-- Employment Agreements"), except that the date for determining Incumbent Directors is March 1, 1996). Notwithstanding the foregoing, no retirement benefits are payable to a participant if his employment with the Company terminates prior to his benefits vesting. Benefits under the Key Employee SERP are payable in a lump sum distribution (based on the 1983 group annuity mortality table for males and an interest rate equal to the average yield on 30-year U.S. Treasury Securities for the month preceding the month in which the participant's employment terminates) or, if the participant so elects, in the form of annual installments over a period not to exceed 10 years, in a joint and 50% survivor annuity or in an annuity for the life of the participant. Participants in the Key Employee SERP also have the right to defer a portion of their annual compensation into the Key Employee SERP, although such amounts are immediately fully vested.

     The Key Employee SERP is technically unfunded, and the Company will pay all benefits from its general revenues and assets. To facilitate the payment of benefits and provide participants with a measure of benefit security without subjecting the Key Employee SERP to various rules under the Employee Retirement Income Security Act of 1974, as amended, the Company has established two irrevocable trusts, one for the benefit of Robert N. Elkins ("Trust 1") and one for the benefit of other participants ("Trust A"). The Company intends to make contributions to the trusts from time to time, and is obligated, within 30 days following a change of control of the Company, to make an irrevocable contribution to each trust in an amount sufficient to pay each participant their full retirement benefit. Dr. Elkins' employment agreement requires that the Company make irrevocable contributions to Trust 1 at specified times through January 2, 2001 such that, at January 2, 2001, there would be $23,900,000 in such trust. Pursuant to the employment agreement, the Company is required to use its reasonable efforts to obtain an insurance policy or letter of credit guaranteeing its obligations to make contributions to the trust. Assets of such trust are considered general assets of the Company and are subject to claims of the Company's creditors in the event of insolvency. As of December 31, 1998, the Company had contributed $485,242 to Trust A. As of such date, the Company had contributed $18,776,306 to Trust 1, of which $3,773,958 represents transfers of amounts previously contributed to Trust A or to the trust established in connection with the Company's Supplemental Deferred Compensation Plans on behalf of Dr. Elkins. In April 1999 the Company's contribution to the Key Employee SERP for the benefit of Dr. Elkins of 282,353 shares of Common Stock, having a value of $3 million (based on the fair market value of the Common Stock on the date of contribution), was rescinded with Dr. Elkins' consent due to the Company's financial performance in 1998.

     Dr. Robert N. Elkins is currently the only participant in the Key Employee SERP. Dr. Elkins currently has 12 years of service under the Key Employee SERP. Mr. Cirka's participation in the Key Employee SERP was terminated in connection with the termination of his employment, and benefits thereunder were paid out to him. See "-- Employment Agreements."

Supplemental Deferred Compensation Plans

     The Company's  Supplemental  Deferred  Compensation  Plans (the "SERP") are
unfunded deferred compensation plans which offer certain executive and other highly compensated employees an opportunity to defer compensation until the termination of their employment with the Company. Contributions to the SERP by the Company, which vest over a period of five years, are determined by the Board upon recommendation of the Compensation and Stock Option Committee and are allocated to participants' accounts on a pro rata basis based upon the compensation of all participants in the SERP in the year such contribution is made. During 1998, the Company contributed 376,471 shares of Common Stock, having a value of $4,000,000, to the SERP, none of which was allocated to the account of Dr. Elkins. However, because of the Company's financial performance in 1998 this contribution was rescinded in April 1999 with the consent of the participants. In addition, a participant may elect to defer a portion of his or her compensation and have that amount added to his or her SERP account. Participants may direct the investments in their respective SERP accounts. All participant contributions and the earnings thereon, plus the participant's vested portion of the Company's contribution account, are payable upon termination of a participant's employment with the Company.

EMPLOYEE LOAN PLAN

     The Company adopted in 1999 an Employee Loan Plan (the "Loan Plan") to assist the Company in retaining its senior management on a long-term basis in light of the significantly reduced stock price and loss of equity incentives by such executives and to encourage stock ownership by senior management. Under the Loan Plan, the Company is authorized to loan an aggregate of $25 million to all officers holding the title of senior vice president or above to enable them to acquire and hold shares of Common Stock. The Loan Plan provides that each loan will bear interest at a rate of 7% per annum, with interest only being paid at maturity, and have a maturity date five years after the date of the loan. Each loan is unsecured. In order to encourage the borrowers to remain with the Company and to reduce or eliminate the pressure to sell Common Stock upon maturity of the loan, the Loan Plan provides that 20% of principal and accrued interest will be forgiven on the second, third and fourth anniversaries of the date of borrowing if the borrower is still employed by the Company, and the remainder will be forgiven on the fifth anniversary if the borrower is still employed by the Company. The Company has the right under certain circumstances to require that a participant immediately repay any amounts outstanding under the Loan Plan if such participant's employment with the Company terminates. At March 31, 1999, an aggregate of $24.4 million had been loaned to the 25 officers who elected to participate in the Loan Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee (the "Committee") is comprised of two independent non-employee directors. As members of the Committee, it is our responsibility to administer the Company's executive compensation programs, monitor corporate performance and its relationship to compensation of executive officers, and make appropriate recommendations concerning matters of executive compensation.

Compensation Policies

     The Company was formed in 1986 as a private company, was initially publicly traded in 1991, and is recognized today as an industry leader and a growth-oriented company. One of the Company's strengths contributing to its success is a strong management team, many of whom have been with the Company for a large number of years. The Committee believes that low executive turnover has been instrumental to the Company's success, and that the Company's compensation program has played a major role in limiting executive turnover. The compensation program is designed to enable the Company to attract, retain and reward capable employees who can contribute to the continued success of the Company, principally by linking compensation with the attainment of key business objectives. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. Five key principles serve as the guiding framework for compensation decisions for all employees of the Company:

     1. To attract and retain the most highly qualified management and employee team;

     2.   To pay competitively compared to similar healthcare companies;

     3.   To  emphasize   sustained   performance   by  aligning   rewards  with
          stockholder   interests,   especially   through   the  use  of  equity
          participation programs;

     4. To motivate executives and employers to achieve the Company's annual and long-term business goals; and

     5.   To   strive   for   fairness   in    administration   by   emphasizing
          performance-related contributions as the basis of pay decisions.

     To implement these policies, the Committee has designed a four-part executive compensation program consisting of base salary, annual incentive plan, stock options and other employment benefits.

     Section 162(m) of the Internal Revenue Code of 1986 ("Section 162(m)") establishes certain criteria for the tax deductibility of annual compensation in excess of $1 million paid to certain of the Company's executive officers.
Generally, Section 162(m) permits the deductibility of "performance based" remuneration, including stock options and bonus payments that are earned upon the satisfaction of preestablished objective criteria in each case pursuant to a plan which is approved by stockholders regardless of amount. Although the Committee considers the net cost to the Company in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as "performance based" remuneration.

     Although most of the Company's stock option, stock purchase and stock incentive plans satisfy the criteria for Section 162(m), the Company's current annual incentive plan, the 1996 Stock Incentive Plan and the Cash Bonus Replacement Plan do not satisfy the criteria for deductibility of remuneration in excess of $1 million under Section 162(m). The Committee believes, however, that the flexibility to adjust annual bonuses upward, as well as downward, is an important feature of annual incentive plans and one which serves the best interests of the Company by allowing the Committee to recognize and motivate individual executive officers, as well as to change performance objectives, as circumstances warrant. Consequently, the Committee believes that the benefits from having flexibility under the annual incentive plans outweigh the possible loss of a tax deduction for a portion of such remuneration and, therefore, does not propose to have the annual incentive plans comply with Section 162(m) requirements. Amounts paid under the annual incentive plans to the executive officers will count toward the $1 million deductibility limitation that is provided in Section 162(m). Those portions of the executives' compensation that are not performance based (as defined in Section 162(m)) and that exceed the cap will not be tax deductible by the Company.

     Base Salary. The Committee seeks to maintain levels of compensation that are competitive with similar healthcare companies in the industry. For comparison purposes, a group of similar companies, including all companies which comprise the Company's 1998 "peer group" for purposes of the Company Performance Chart, below, is also utilized for determining competitive compensation levels.

     Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, maintaining salaries for the aggregate officer group at approximately the competitive industry average. Periodic increases in base salary relate to individual contributions evaluated against established objectives, length of service and the industry's annual competitive pay practice movement.

     Annual Incentive Plan. The Company's executive officers are eligible to participate in an annual incentive compensation program which awards cash bonuses based on the attainment of corporate earnings per share goals, as well as divisional and individual performance objectives, set by the Committee. While performance against financial objectives is the primary measurement for executive officers' annual incentive compensation, non-financial performance can also affect pay. The amount of each annual incentive award is determined by the Committee. Because the Company did not meet the earnings per share goals originally set forth by the Board of Directors for 1998, no executive officer is entitled to a bonus under his or her employment agreement. However, because the failure to meet the earnings per share goals resulted primarily from the charges resulting from the discontinuance of the Company's home health nursing business and the restructuring required in order to prepare for implementation of the Medicare prospective payment system, the Committee has determined to award discretionary bonuses to the executive officers (other than Dr. Elkins), although the amount of the bonuses to be awarded has not yet been determined. The Committee notes that the implementation of a prospective payment system adversely affected the earnings of many of the Company's competitors.

     Cash Bonus Replacement Plan. Pursuant to the Cash Bonus Replacement Plan, the Committee has the authority to award an aggregate of 500,000 shares of Common Stock to key employees in payment of all or a portion of bonuses awarded pursuant to employment agreements or discretionary awards of the Committee. The number of shares of Common Stock to be paid as a bonus shall be equal in value to a fixed cash amount, with the value of such Common Stock computed at the higher of (a) the fair market value of the Common Stock paid on the determination date or (b) the par value of the Common Stock. The Committee may determine that the Company will provide and bear the expense of a brokerage mechanism through which employees may immediately, upon payment of their bonuses, at the option of each employee, sell shares of Common Stock awarded to them under the Plan, subject to any restrictions against disposition imposed on officers or like employees under any applicable federal or state securities laws.

     Stock Options. The Committee strongly believes that the pay program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company in the future at a specified price.

     The Committee believes that the use of stock options as the basis for long-term incentive compensation meets the Committee's defined compensation strategy and business needs of the Company by achieving increased value for stockholders and retaining key employees.

     Supplemental Deferred Compensation Plans. The Company's Supplemental Deferred Compensation Plans (the "SERP") are unfunded deferred compensation plans which offer certain executive and other highly compensated employees an opportunity to defer compensation until the termination of their employment with the Company. Contributions to the SERP by the Company, which vest over a period of five years, are determined by the Board upon recommendation of the Committee and are allocated to participants' accounts on a pro rata basis based upon the compensation of all participants in the SERP in the year such contribution is made. During 1998, the Company contributed 376,471 shares of Common Stock, having a value of $4,000,000, to the SERP, of which $0, $0, $0, $632,989, $492,212 and $0 was allocated to the accounts of Dr. Elkins, Mr. Cirka, Mr. Griggs, Mr. Pickett, Ms. Weisberg and Mr. Winkle. These amounts were based on the fair market value of the Company's Common Stock on November 19, 1998. However, because of the Company's financial performance in 1998, this contribution was rescinded in April 1999 with the consent of each of the participants who received an allocation. In addition, a participant may elect to defer a portion of his or her compensation and have that amount added to his or her SERP account. Participants may direct the investments in their respective SERP accounts. All participant contributions and the earnings thereon, plus the participant's vested portion of the Company's contribution account, are payable upon termination of a participant's employment with the Company.

     In 1996 the Company adopted a Key Employee Supplemental Executive Retirement Plan (the "Key Employee SERP") to provide retirement benefits to certain key executives based on the highest annual earnings in the ten most recent calendar years of employment. See "-- Supplemental Deferred Compensation Plans."

     Other Benefits. The Company's philosophy is to provide adequate health- and welfare-oriented benefits to executives and employees, but to maintain a highly conservative posture relative to executive benefits. Consistent with industry practices, the Company provides a car or car allowance to executive officers.

Option Repricing Program

     As discussed above, the Committee believes that stock options are a critical component of the compensation offered by the Company to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions to the success of the Company. The market price of the Common Stock declined substantially during the year, as did the market prices of the common stock of the Company's competitors. The Committee believes that the decline in the market price of the Common Stock was in large part due to investors' expectation that the industry in general would have difficulty with the shift to the new Medicare prospective payment system. In light of the substantial decline in the market price, the Committee believed that the outstanding stock options held by non-executive employees with exercise prices far in excess of the actual market price were no longer an effective tool to encourage employee retention or to motivate high levels of performance.

     In December 1998, the Committee approved an offer to all current employees (other than executive officers) holding stock options to reset their exercise prices at $10.25 per share, the fair market value of the Company's Common Stock as of such date. In order to have their options repriced, employees were required to surrender one-half of their options. This action was taken to help restore the incentive value of these options to the holders. Options to purchase 1,830,880 shares were repriced and options to purchase 1,830,880 shares were surrendered. In addition, the Company lowered the exercise price of options to purchase 125,375 shares of Common Stock issued to Mr. Winkle to $10.25 per share in connection with the termination of his employment. In November 1998, the
Company also reduced the exercise price of the warrant to purchase 750,000 shares of Common Stock issued to Mr. Griggs in connection with the acquisition of RoTech from $33.16 to $10.63, the fair market value of the Common Stock on the date of reduction, and reduced the exercise price of options to purchase 348,360 shares of Common Stock from $29.71 to $10.63.

1998 Compensation for the Chief Executive Officer

     The Company, concerned about retaining the services of Dr. Robert N. Elkins, a founder of the Company, over the next five years, in 1997 engaged an independent compensation consultant to advise the Committee. The consultant studied Dr. Elkins' current compensation arrangements and made various recommendations. Based on these recommendations, the Company revised Dr. Elkins' employment arrangements to create additional incentives to assure Dr. Elkins' continued active participation in the management of the Company over the next several years. In 1998, Dr. Elkins' total cash compensation equalled $821,533, which consisted of salary ($809,935) and life insurance premium payments ($11,598). Pursuant to Dr. Elkins' employment agreement, he is entitled to a bonus equal to 100% of his base salary if the Company's annual earnings generally equal or exceed the earnings per share targets set by the Board of Directors. Twelve and one-half percent of the bonus is payable each quarter; however, if the Company's annual earnings do not exceed the Board of Directors' targets, these quarterly payments are treated as prepayments of salary or must be repaid to the Company, net of all taxes paid or payable (except to the extent Dr. Elkins receives tax benefits, through deductions, for the repayment) with interest at the prime rate. The remaining fifty percent of the bonus is payable at the end of the year if the Company's annual earnings exceed the Board of
Directors' targets. During 1998, Dr. Elkins received $303,725 as a bonus pursuant to the foregoing provisions of his employment agreement. Because the Company did not equal or exceed the earnings per share targets set by the Board of Directors, Dr. Elkins has elected to repay this amount (net of all taxes paid or payable (except to the extent Dr. Elkins receives tax benefits, through deductions, for the repayment)) with interest at the prime rate. No options were granted to Dr. Elkins during 1998. In 1998, the Company loaned Dr. Elkins $2,088,000, the proceeds of which were used to exercise options to acquire the Company's Common Stock. Dr. Elkins also participates in the SERP and the Key
Employee SERP, and in 1998 the Company funded $3.0 million in the form of 282,353 shares of Company's Common Stock in a trust for Dr. Elkins' benefit under the Key Employee SERP. The value of the contribution was based on the fair market value of the Company's Common Stock on November 19, 1998. However, because of the Company's financial performance in 1998, this contribution was rescinded in April 1999 with the consent of Dr. Elkins. See "-- Employment Agreements," "-- Supplemental Deferred Compensation Plans" and "Certain Transactions."

Summary

     The Committee believes that the total compensation program for executives of the Company is appropriate and competitive with the total compensation programs provided by other similar healthcare industry companies with which the Company competes. The Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders.

                                        Compensation and Stock Option Committee
                                        of the Board of Directors

                                        --Kenneth M. Mazik
                                        --Charles W. Newhall III

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation and Stock Option Committee currently consists of Messrs. Mazik and Newhall. In January 1998, each of Messrs. Mazik and Newhall were granted options to purchase 25,000 shares of Common Stock at an exercise price of $28.25 per share pursuant to the 1996 Stock Incentive Plan.
See "-- Compensation of Directors."

COMPANY PERFORMANCE

     The following graph shows the cumulative total stockholder return on the Company's Common Stock since January 1, 1994, compared to the returns of (i) the New York Stock Exchange Market Index, and (ii) an industry peer group index (the "1998 Peer Index"). The 1998 Peer Index consists of Beverly Enterprises, Inc., Genesis Health Ventures, Inc., Mariner Post-Acute Network, Inc., Novacare, Inc., Sun Healthcare Group, Inc., Tenet Healthcare Corp. and Vencor Inc.



                       INTEGRATED HEALTH SERVICES, INC.
                COMPARISON OF CUMULATIVE TOTAL RETURN 1/94-12/98
                   VS. NYSE MARKET INDEX AND 1998 PEER INDEX

                              PERFORMANCE ANALYSIS







                                                                        FISCAL YEAR ENDING

COMPANY/INDEX/MARKET                            1993           1994          1995           1996         1997         1998
--------------------                            ----           ----          ----           ----         ----         ----
Integrated Health Services                     100.00         139.28         88.22          86.09       110.22        49.92
Peer Group Index                               100.00          98.71        113.80         131.03       184.20       112.86
NYSE Market Index                              100.00          98.06        127.15         153.16       201.50       239.77





                    ASSUMES $100 INVESTED ON JANUARY 1, 1994
                          ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1998

COMPENSATION OF DIRECTORS

     Directors currently receive $5,000 per regularly scheduled meeting and $1,250 per telephonic meeting and committee meetings for services provided in that capacity and are reimbursed for out-of-pocket expenses incurred in connection with attendance at Board of Directors and committee meetings. Directors who are also employees of or consultants to the Company participate in the Equity Incentive Plan, the 1990 Employee Stock Option Plan, the 1992 Stock Option Plan, the 1994 Stock Incentive Plan and the 1996 Stock Incentive Plan. Dr. Elkins and Mr. Cirka, who was a director until March 1998, participate in the Senior Executives' Stock Option Plan.

     In July 1993 the Company adopted a Stock Option Plan for New Non-Employee Directors (the "Directors' Plan") pursuant to which options to acquire a maximum aggregate of 300,000 shares of Common Stock could be granted to non-employee directors. The Directors' Plan provided for an automatic one-time grant to each of the Company's non-employee directors of an option to purchase 50,000 shares of Common Stock on the date of such director's initial election or appointment to the Board of Directors. The options have an exercise price of 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and became exercisable on the first anniversary of the grant thereof, subject to acceleration in the event of a change of control (as defined in the Directors'
Plan). Messrs. Newhall, Nicholson and Silverman, who were each directors of the Company on the date the Directors' Plan was adopted by the Board of Directors, each received an option to purchase 50,000 shares of Common Stock at an exercise price of $23.50 per share under the Directors' Plan on July 29, 1993, the date the Directors' Plan was adopted by the Board of Directors. Mr. Strong received an option to purchase 50,000 shares of Common Stock at an exercise price of $35.75 per share under the Directors' Plan on September 26, 1994, the date Mr. Strong joined the Board of Directors. No options remain available for issuance under the Directors' Plan.

     In December 1993, the Company adopted a Stock Option Compensation Plan for Non-Employee Directors (the "Directors' Compensation Plan") pursuant to which options to acquire a maximum aggregate of 300,000 shares of Common Stock could be granted to non-employee directors. The Directors' Compensation Plan provided for the automatic grant to each of the Company's non-employee directors of an option to purchase 25,000 shares of Common Stock on the date of such director's initial election or appointment to the Board of Directors and provided for the automatic grant to each such director of an option to purchase 25,000 shares of Common Stock on each anniversary date of such director's initial election or appointment to the Board of Directors (or the date the plan was adopted by the Board of Directors in the case of non-employee directors on the date the plan was adopted). The options have an exercise price of 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and become exercisable on the first anniversary of the grant thereof, subject to acceleration in the event of a change of control (as defined in the Directors' Compensation Plan). Messrs. Newhall, Nicholson and Silverman, who were each directors of the Company on the date the Directors' Compensation Plan was adopted by the Board of Directors, each received under the Directors' Compensation Plan options to purchase 25,000 shares of Common Stock on each of December 23, 1993 and 1994, the date of adoption of the Directors' Compensation Plan by the Board of Directors and the anniversary of the date of adoption, respectively, at an exercise price of $27.88 per share and $38.00 per share, respectively. Mr. Strong received an option to purchase 25,000 shares of Common Stock, at an exercise price of $35.75 per share, under the Directors' Compensation Plan on September 26, 1994, the date Mr. Strong joined the Board of Directors, and an option to purchase an additional 25,000 shares of Common Stock, at an exercise price of $28.25 per share, under the Directors' Compensation Plan on September 26, 1995, the anniversary of the date Mr. Strong became a director. No options remain available for issuance under the Directors' Compensation Plan.

     On November 27, 1995, the Board of Directors determined that the options granted to that date under the Directors' Plan and the Directors' Compensation Plan were exercisable at prices significantly in excess of the then current market price of the Common Stock, and accordingly were not fulfilling their designated purposes under such plans of providing incentive for such directors to work for the best interests of the Company and its stockholders through the ownership of Common Stock. Accordingly, to restore the purpose for which such options were granted, the Board of Directors amended the Directors' Plan and the Directors' Compensation Plan, subject to stockholder approval, to provide that each option granted prior to November 27, 1995 to non-employee directors of the Company in office on November 27, 1995 would be exercisable at an exercise price of $20.88, the fair market value of the Common Stock on November 27, 1995. The Company's stockholders approved such action at the 1996 Annual Meeting of Stockholders.

     In 1995 the Company adopted, subject to stockholder approval, the 1995 Stock Option Plan for Non-Employee Directors (the "1995 Directors' Plan") pursuant to which options to acquire a maximum aggregate of 350,000 shares of Common Stock can be granted to non-employee directors. The 1995 Directors' Plan provides for an automatic one-time grant to each of the Company's non-employee directors of an option to purchase 50,000 shares of Common Stock on the date of such director's initial election or appointment to the Board of Directors. The options have an exercise price of 100% of the fair market value of the Common
Stock on the date of such director's initial election or appointment to the Board of Directors, have a ten-year term and become exercisable on the first anniversary of the grant thereof, subject to acceleration in the event of a change of control (as defined in the 1995 Directors' Plan). The 1995 Directors' Plan also provided that Messrs. Crawford, Mazik, Mitchell, Newhall, Nicholson and Strong, who were non-employee directors of the Company on the date the 1995 Directors' Plan was adopted by the Board of Directors, each receive an option to purchase 50,000 shares of Common Stock at an exercise price of $20.88 per share under the 1995 Directors' Plan on November 27, 1995, the date the 1995 Directors' Plan was adopted by the Board of Directors. The 1995 Directors' Plan was approved at the 1996 Annual Meeting of Stockholders. Options to purchase 50,000 shares of Common Stock remain available for issuance under the 1995 Directors' Plan.

     In September 1996, the Company adopted the 1996 Stock Incentive Plan. On November 27, 1996 and January 28, 1998, each director, with the exception of Dr. Elkins and Mr. Cirka, was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $22.63 and $28.25, respectively, per share. These options become exercisable after one year from the date of grant if the director has attended in person four out of the five regularly scheduled meetings of the Board of Directors.

     Mr.   Nicholson  has  received  compensation  for  services  rendered  from entities in which the Company had an interest. See "Certain Transactions."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1998 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that Dr. Elkins filed a late Form 4 with respect to an exercise of an option.

                              CERTAIN TRANSACTIONS

     In April 1993, as part of its investigation of healthcare investment opportunities outside the United States, the Company, together with outside investors, Mr. Nicholson, Dr. Elkins and a partnership consisting of certain directors and executive officers of the Company, invested in Speciality Care PLC ("Speciality"), a United Kingdom company formed by Mr. Nicholson to own and operate nursing homes. In connection with this investment, Mr. Nicholson moved to the United Kingdom and served full-time as Chairman and managing director of Speciality. As a result of several financings and restructurings, the Company owned 63.65% of the convertible preference shares and 21.3% of the ordinary shares of Speciality (31.38% of the outstanding ordinary shares assuming conversion of the convertible preference shares). In January and February 1998 the Company made capital contributions aggregating approximately $700,000 to Speciality to provide operating expenses pending the sale of Speciality in February 1998 to Craegmoor Healthcare Company Limited, an owner and operator of residential nursing homes in the United Kingdom. The stockholders of Speciality received 10% of the outstanding ordinary shares of Craegmoor Healthcare; as a result of their ownership of Speciality, the Company owns less than 10% of the outstanding ordinary shares of Craegmoor Healthcare.

     On December 12, 1997, the Company entered into an Aircraft Lease Agreement (the "Lease") with RNE Skyview, LLC ("Skyview"), which is wholly owned by Dr. Elkins. Pursuant to the Lease, the Company has agreed to lease one aircraft from Skyview for seven years, commencing on December 12, 1997 and terminating on December 12, 2004, with automatic one-year extensions unless either party notifies the other in writing six months prior to termination. Under the Lease, the Company has agreed to pay Skyview a commercially reasonable base rent, which shall be no less than $89,675.81 per month and $1,076,109.72 per year. The Company must also pay additional rent of $2,150 per block hour for any month in which the number of block hours flown is more than 42 hours. The Company is responsible for all maintenance and operation expenses of the aircraft during the term of the Lease. The Lease provides that Dr. Elkins shall have exclusive first use of the aircraft throughout the term of the Lease, even if Dr. Elkins is terminated as an employee of the Company for any reason, including, without limitation, as a result of a change of control of the Company (as defined in the Company's credit facility). The Lease further provides that in the event of the termination of Dr. Elkins' employment with the Company, including, without limitation, as a result of a change of control of the Company, the members of the aircraft's cockpit crew shall become employees of Skyview; however, the salaries, expenses and benefits of such crew members shall be a cost and expense of the Company throughout the term of the Lease. Dr. Elkins is obligated to reimburse the Company for its out-of-pocket costs associated with use of the aircraft if, at any time during the term of the Lease, Dr. Elkins uses the aircraft for his own personal use. The Lease and the aircraft are subject to a security interest in favor of BTM Capital Corporation securing a loan in the amount of $9,177,159 made to Skyview. Dr. Elkins has also pledged all of his membership interests in Skyview to secure such loan. In connection with the Lease, Skyview purchased the Gulfstream II airplane then owned by the Company, which aircraft was traded in. The Company recognized no gain or loss on the sale of the aircraft to Skyview.

     Pursuant to a Relocation Agreement dated as of August 5, 1997 between Mr. Cirka and the Company, the Company purchased Mr. Cirka's Florida residence and Mr. Cirka agreed to perform substantially all of his duties for the Company at its Owings Mills, Maryland headquarters beginning on May 1, 1998. Mr. Cirka had previously performed his duties for the Company at the Company's Naples, Florida, office. The Company paid Mr. Cirka a total of $4,823,774 for his Florida residence (including furniture and improvements), including approximately $579,000 for real estate taxes, closing costs and reimbursement of relocation expenses, and agreed to allow Mr. Cirka to rent such Florida residence, on a month-to-month basis for $10,000 per month, until May 1, 1998. In addition, the Company granted Mr. Cirka a right of first refusal through March 31, 1999 to match any third-party offer on the residence which was acceptable to the Company. Mr. Cirka and the Company agreed that if Mr. Cirka did not exercise his option to repurchase the residence and the Company sells the residence for less than $4,823,774 to a third party, the difference between $4,823,774 and the sale price would be deducted from Mr. Cirka's bonus. Mr. Cirka repurchased this residence from the Company in October 1998 for a price of $4,857,931. See "Executive Compensation -- Employment Agreements."

     In 1997, the Company began to explore various options to deleverage the Company without adversely affecting earnings. As part of its deleveraging strategy, in each of January and April 1998, the Company sold five long-term care facilities to Omega Healthcare Investors, Inc. ("Omega") for $44,500,000 and $50,500,000, respectively, which facilities were leased back by Lyric Health Care LLC ("Lyric"), a newly formed subsidiary of the Company, at an annual rent of approximately $4,500,000 and $4,949,000, respectively. The Company also entered into management and franchise agreements with Lyric, which agreements have initial terms of 13 years with two renewal options of 13 years each. The base management fee is 3% of gross revenues, subject to increase if gross revenues exceed $350,000,000. In addition, the management agreement provides for an incentive management fee equal to 70% of annual net cash flow (as defined in the management agreement). The duties of the Company as manager include the following: accounting, legal, human resources, operations, materials and facilities management and regulatory compliance. The annual franchise fee is 1% of gross revenues, which grants Lyric the authority to use the Company's trade names and proprietary materials. In a related transaction, TFN Healthcare Investors, Inc., an entity in which Mr. Nicholson is the principal stockholder ("TFN Healthcare"), purchased a 50% interest in Lyric for $1,000,000, an amount equal to the Company's initial investment in Lyric, and the Company's interest in Lyric was reduced to 50%. Lyric will dissolve on December 31, 2047 unless extended for an additional 12 months. The transactions with Lyric were approved by the disinterested members of the Board of Directors. The Company believes that the terms of the arrangements with Lyric are more advantageous to the Company than could have been obtained from an unrelated third party. The Company believes that the long-term growth of Lyric through facility acquisitions from third-parties will allow IHS to increase management fee revenue.

     In February 1998, Mr. Nicholson entered into an employment agreement with Lyric pursuant to which Mr. Nicholson serves as Managing Director of Lyric, having day-to-day authority for the management and operation of Lyric. Mr. Nicholson currently receives a base salary of $300,000, which may be increased from time to time with the Company's approval and shall be increased to $350,000 upon Lyric achieving annual fiscal year revenues of $450 million. Mr. Nicholson also receives benefits similar to those provided to the Company's executive officers. The agreement has an initial term through December 31, 2002, subject to automatic one year extensions thereafter unless the Company or Mr. Nicholson elects not to extend. The agreement may be terminated by Lyric for Cause or by Mr. Nicholson for Good Reason. Upon termination by Lyric without Cause or by Mr. Nicholson for Good Reason, Mr. Nicholson will be entitled to a severance payment equal to one year's salary plus the average of his last two annual bonuses, payable 50% within 10 days of termination and 50% monthly in 12 equal installments unless such termination occurs within one year following a change of control of the Company or the Company and TFN Healthcare cease to own in aggregate 50% of Lyric, in which case the entire severance payment shall be made in one lump sum. If Mr. Nicholson resigns within 30 days after TFN Healthcare's interest in Lyric is diluted below 33 1/3% and TFN Healthcare sells its interest in Lyric, then Mr. Nicholson will be entitled to severance in an amount equal to up to three times his annual salary. The employment agreement contains confidentiality and non-compete provisions. For purposes of the agreement, "Cause" means (i) Mr. Nicholson materially fails to perform his duties, (ii) Mr. Nicholson materially breaches his confidentiality or non-compete covenants,
(iii) Mr. Nicholson is convicted of any felony or any misdemeanor involving moral turpitude, or commits larceny, embezzlement or theft of Lyric's tangible or intangible property, or (iv) TFN Healthcare disposes of more than 50% of its interest in Lyric, and "Good Reason" is defined as (i) a material breach of the agreement by Lyric, (ii) a change of control of the Company (similar to the change of control definition contained in Dr. Elkins' employment agreement (see "Executive Compensation -- Employment Agreements")), (iii) the Company and TFN Healthcare no longer own in aggregate 50% of Lyric or (iv) TFN Healthcare's interest in Lyric is diluted below 33 1/3% and TFN Healthcare sells its interest in Lyric.

     As part of its deleveraging strategy, the Company and various wholly owned subsidiaries of the Company (the "Lyric Subsidiaries") sold, effective January 1, 1999, 32 long-term care facilities to Monarch Properties, LP ("Monarch LP"), a newly formed private company, for approximately $135 million in net cash proceeds plus contingent earn-out payments of up to a maximum of $67.6 million. The contingent earn-out payments will be paid to the Company by Monarch LP upon a sale, transfer or refinancing of any or all of the facilities or upon a sale, consolidation or merger of Monarch LP, with the amount of the earn-out payments determined in accordance with a formula described in the Facilities Purchase Agreement among the Company, the Lyric Subsidiaries and Monarch LP. Dr. Robert N. Elkins, Chairman of the Board, Chief Executive Officer and President of the Company, beneficially owns 30% of Monarch LP and is the Chairman of the Board of Managers of Monarch Properties, LLP, the parent company of Monarch LP. After the sale of the facilities to Monarch LP, the Company transferred the stock of each of the Lyric Subsidiaries to Lyric. Monarch LP then leased all of the facilities back to the Lyric Subsidiaries under a long-term master lease. In March 1999, the Company sold three additional facilities to Monarch LP for $33 million, which purchase price was paid by a 10% promissory note due March 2000. Monarch LP then leased these facilities to subsidiaries of Lyric. The Company is managing these facilities for Lyric pursuant to the above-described agreements. The transactions with Monarch LP and Lyric were approved by the disinterested members of the Board of Directors. The Company believes that the terms of the arrangements with Monarch LP are more advantageous to the Company than could have been obtained from an unrelated third party.

     During 1998 the Law Offices of Robert A. Mitchell, a director of the Company, performed legal services for the Company for which such firm received $162,820.

     At March 31,  1999,  the  Company had four  outstanding  loans to Robert N.
Elkins, the Company's Chairman, President and Chief Executive Officer, aggregating $37,262,100. One loan, in the original principal amount of $4,690,527 ("Loan A"), was used primarily to purchase shares of the Company's Common Stock, bears interest at a rate per annum equal to the higher of 7.5% or the Company's cost of borrowing under its bank credit facility and is due December 19, 2001. The principal amount of Loan A, which is unsecured, is due in five annual installments beginning December 19, 1997; however, repayment of the first installment of principal of $281,432 was forgiven in 1997. The largest amount of indebtedness (including accrued interest) outstanding under Loan A during fiscal 1998 was $4,792,402. During 1998 Dr. Elkins repaid $265,643 of the principal of and interest on Loan A. The second loan is in the original principal amount of $15,535,000 ("Loan B"). Loan B, which was used to exercise options, bears interest at 6.8% per annum, is due January 28, 2003 and is unsecured. The largest amount of indebtedness outstanding under Loan B during fiscal 1998 was $15,535,000. Loan B provides that upon the occurrence of any change of control of the Company or the termination of Dr. Elkins' employment with the Company by death, for permanent disability, by Dr. Elkins for Good Reason or by the Company without Cause (as such terms are defined in Dr. Elkins' employment agreement), any amounts outstanding and not then due under Loan B shall be automatically and immediately discharged. Pursuant to the Supplemental Agreement, as amended, entered into between the Company and Dr. Elkins, the Company has agreed to forgive, on each January 28 from 1999 to 2003, an amount equal to the principal and interest due on such date on Loan B less, in the case of the amount forgiven on January 28, 1999, the amount of his salary and bonus for the prior calendar year in excess of $500,000. The principal amount of the note is due in five equal installments of $3,107,000. On January 28, 1999, the Company forgave $4,158,065 of principal and accrued interest on the note. The Supplemental Agreement also provides that upon the occurrence of any change of control of the Company or the termination of Dr. Elkins' employment with the Company by death, for permanent disability, by Dr. Elkins for Good Reason or by the Company without Cause (as such terms are defined in Dr. Elkins' employment agreement), any amounts outstanding under Loan A shall be automatically and immediately discharged. The third loan, which was made in November 1998, is in the original principal amount of $8,750,000 ("Loan C"). Loan C, which was used to pay taxes resulting from the exercise of options, bears interest at 6.8% per annum, is due September 30, 1999 and is unsecured. Dr. Elkins continues to own the shares of Common Stock acquired upon the exercise of options using the Loan B proceeds. In March 1999 the Company loaned Dr. Elkins $11,500,000 under the Loan Plan to assist the Company in retaining Dr. Elkins on a long-term basis in light of the significantly reduced stock price and loss of equity incentives by Dr. Elkins and the fact that Dr. Elkins' options were not repriced as well as to encourage stock ownership by Dr. Elkins. In addition, because the Company did not meet the earnings per share goals for 1998 set by the Committee, Dr. Elkins' was not entitled to a bonus under his employment agreement for 1998. Accordingly, Dr. Elkins has elected to repay, with interest at the prime rate, the $303,275 paid to him in 1998 as an advance on his bonus in accordance with the terms of his employment agreement, net of all taxes paid or payable (except to the extent Dr. Elkins receives tax benefits, through deductions, for the repayment). See "Executive Compensation -- Employee Loan Plan" and "-- Employment Agreements."

     During 1998, the Company had outstanding loans to Lawrence P. Cirka, the former President and a former director of the Company, aggregating $1,886,058. One loan, in the original principal amount of $1,474,530, was used primarily to purchase shares of the Company's Common Stock, bore interest at the higher of 7.5% or the Company's cost of borrowing under its bank credit facility, was due in five annual installments beginning December 19, 1997 and was unsecured. In December 1997, the Company loaned Mr. Cirka $500,000. This loan bore interest at the rate of 8%, was unsecured and was due in 10 equal annual installments beginning December 10, 1998, although the Company had the right to accelerate the maturity if Mr. Cirka left the Company's employ for any reason. The loan provided that if Mr. Cirka's employment was terminated within one year after the occurrence of any change of control of the Company, any amounts outstanding under the loan would be automatically and immediately forgiven as of the last day of employment. In connection with the termination of Mr. Cirka's employment, the Company forgave the $500,000 loan and interest on the $1,474,530 loan, which loan is being repaid through the reduction of severance payments to Mr. Cirka. See "Executive Compensation -- Employment Agreements."

     At March 31, 1999, the Company had four outstanding loans to C. Taylor Pickett, the Company's Executive Vice President -- Chief Financial Officer, aggregating $1,826,817. One such loan, in the original principal amount of $500,000, bears interest at 6.8%, is unsecured and is due on November 13, 2002. In November 1998, the Company forgave $100,000 of the principal amount of this loan and $34,000 of accrued interest. The second loan, in the original principal amount of $6,963, bears interest at 9%, is unsecured and is due on March 31, 1999. To date the loan remains unpaid. In 1994, the Company advanced to Mr. Pickett $10,000. The advance does not bear interest and has no stated maturity date. In March 1999, the Company loaned Mr. Pickett $1,400,000 under the Loan Plan to assist the Company in retaining Mr. Pickett on a long-term basis in light of the significantly reduced stock price and loss of equity incentives by Mr. Pickett and the fact that Mr. Pickett's options were not repriced as well as to encourage stock ownership by Mr. Pickett. See "Executive Compensation -- Employee Loan Plan." The largest amount of indebtedness outstanding during fiscal 1998 was $556,319.

     At March 31,  1999,  the Company had  outstanding  two loans to W.  Bradley
Bennett, the Company's Executive Vice President -- Finance, aggregating $1,669,087. One such loan, in the aggregate principal amount of $431,000, is unsecured, bears interest at 7.5% and is due July 23, 2002. In March 1999, the Company loaned Mr. Bennett $1,200,000 under the Loan Plan to assist the Company in retaining Mr. Bennett on a long-term basis in light of the significantly reduced stock price and loss of equity incentives by Mr. Bennett and the fact that Mr. Bennett's options were not repriced as well as to encourage stock ownership by Mr. Bennett. See "Executive Compensation -- Employee Loan Plan." The largest amount of indebtedness outstanding during fiscal 1998 was $437,341.

     During 1998, the Company had outstanding loans to C. Christian Winkle, the Company's former Executive Vice President -- Chief Operating Officer, aggregating $610,000. One such loan, in the principal amount of $600,000, bore interest at 8%, is unsecured and is due November 18, 2000; the second loan, in the principal amount of $10,000, bore interest at 9% and was unsecured. The largest amount of indebtedness outstanding during fiscal 1998 was $666,123. The Company forgave interest on the $600,000 loan and agreed to restructure and/or forgive a portion of the principal of the loan under certain circumstances in connection with the termination of Mr. Winkle's employment. See "Executive Compensation -- Employment Agreements."

                    RELATIONSHIP WITH INDEPENDENT AUDITORS

     KPMG LLP have been the independent auditors for the Company since its inception in 1986 and will serve in that capacity for the 1999 fiscal year. A representative of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company no later than January 3, 2000 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting. The Company's By-laws impose certain requirements which must be complied with in connection with the submission of stockholder proposals.

     Pursuant to the By-laws of the Company, no person may present a matter to be voted on at the 2000 Annual Meeting of Stockholders unless such person complies with certain requirements set forth in the By-laws, including giving notice of such person's intent to present such matter to the stockholders at the Annual Meeting no earlier than December 4, 1999 and no later than January 3, 2000.

                                OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                        By Order of the Board of Directors

                                        MARC B. LEVIN
                                        Secretary

Dated: April 30, 1999

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: INTEGRATED HEALTH SERVICES, INC., ATTENTION: MARC B. LEVIN, EXECUTIVE VICE PRESIDENT -- INVESTOR RELATIONS, 10065 RED RUN BOULEVARD, OWINGS MILLS, MARYLAND 21117.

--------------------------------------------------------------------------------

                       INTEGRATED HEALTH SERVICES, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 28, 1999

     Robert N. Elkins and C. Taylor Pickett, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Integrated Health Services, Inc. (the "Company") held of record by the undersigned on April 9, 1999, at the Annual Meeting of Stockholders to be held at 2:00 p.m. on Friday, May 28, 1999, at the Pikesville Hilton Inn, 1726 Reisterstown Road, Baltimore, Maryland and at any adjournments or postponements thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSAL NO. 1.

1. Proposal No. 1 -- Election of Directors -- Nominees are:


     Robert N. Elkins, M.D.    Kenneth M. Mazik     Charles W. Newhall III    John L. Silverman and
     Edwin M. Crawford         Robert A. Mitchell   Timothy F. Nicholson      George H. Strong

   FOR all nominees listed above       WITHHOLD AUTHORITY
   (except as listed below) [ ]        to vote for all nominees listed above [ ]

     To withhold authority to vote for any individual nominee, write that nominee's name in the space provided:

     ------------------------------------


--------------------------------------------------------------------------------





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     Discretionary  authority  is hereby  granted  with  respect  to such  other matters as may properly come before the meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated April 30, 1999, and the Company's Annual Report for the fiscal year ended December 31, 1998.

                                           Dated:
                                                 -------------------------------

                                           ------------------------------------
                                                          Signature

                                           ------------------------------------
                                                Signature if held jointly

                                           ------------------------------------
                                                   Title (if applicable)

                                           PLEASE  DATE,  SIGN  EXACTLY  AS YOUR
                                           NAME   APPEARS   ON  THIS  PROXY  AND
                                           PROMPTLY   RETURN  IN  THE   ENCLOSED
                                           ENVELOPE.   IN  THE   CASE  OF  JOINT
                                           OWNERSHIP,   EACH  JOINT  OWNER  MUST
                                           SIGN.   WHEN   SIGNING  AS  ATTORNEY,
                                           EXECUTOR,  ADMINISTRATOR,  TRUSTEE OR
                                           GUARDIAN,  OR IN  ANY  OTHER  SIMILAR
                                           CAPACITY,  PLEASE GIVE FULL TITLE. IF
                                           A CORPORATION, SIGN IN FULL CORPORATE
                                           NAME BY PRESIDENT OR OTHER AUTHORIZED
                                           OFFICER,    GIVING   TITLE.    IF   A
                                           PARTNERSHIP, SIGN IN PARTNERSHIP NAME
                                           BY AUTHORIZED PERSON.

                                             THIS PROXY IS SOLICITED ON BEHALF
                                                 OF THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------